As filed with the Securities and Exchange Commission on May 17, 2016.

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

KANSAS CITY SOUTHERN*

(Exact name of registrant as specified in its charter)

*And the Guarantors listed below

Delaware	4011	44-0663509
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

427 West 12th Street

Kansas City, Missouri 64105

816-983-1303

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

William J. Wochner, Esq. Kansas City Southern 427 West 12th Street Kansas City, Missouri 64105 816-983-1324	Gary Kashar Andrew Weisberg White & Case LLP 1155 Avenue of the Americas New York, New York 10036 (212) 819-8200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Floating Rate Senior Notes due 2016	$244,820,000	100%	$244,820,000	$24,654
Guarantees of Floating Rate Senior Notes due 2016	(2)	(2)	(2)	(2)
2.35% Senior Notes due 2020	$257,346,000	100%	$257,346,000	$25,915
Guarantees of 2.35% Senior Notes due 2020	(2)	(2)	(2)	(2)
3.00% Senior Notes due 2023	$439,123,000	100%	$439,123,000	$44,220
Guarantees of 3.00% Senior Notes due 2023	(2)	(2)	(2)	(2)
3.85% Senior Notes due 2023	$199,224,000	100%	$199,224,000	$20,062
Guarantees of 3.85% Senior Notes due 2023	(2)	(2)	(2)	(2)
4.30% Senior Notes due 2043	$448,651,000	100%	$448,651,000	$45,180
Guarantees of 4.30% Senior Notes due 2043	(2)	(2)	(2)	(2)

4.95% Senior Notes due 2045	$499,165,000	100%	$499,165,000	$50,266
Guarantees of 4.95% Senior Notes due 2045	(2)	(2)	(2)	(2)
Total	$2,088,329,000	N/A	$2,088,329,000	$210,297

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended.
(2)	No separate consideration will be received for the guarantees of each series of notes being registered hereby. In accordance with Rule 457(n) promulgated under the Securities Act of 1933, as amended, no registration fee is payable with respect to the guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification Number
The Kansas City Southern Railway Company	Missouri	44-6000758
Gateway Eastern Railway Company	Illinois	37-1301047
The Kansas City Northern Railway Company	Delaware	43-1773503
Trans-Serve, Inc.	Delaware	43-0865086
KCS Holdings I, Inc.	Delaware	26-1816530
KCS Ventures I, Inc.	Delaware	26-1816446
Southern Development Company	Missouri	44-6005843
Southern Industrial Services, Inc.	Delaware	36-3499535
Veals, Inc.	Delaware	43-0811880
Pabtex, Inc.	Delaware	43-1915233

*	The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is c/o Kansas City Southern, 427 West 12th Street, Kansas City, Missouri, 64105, Telephone (816) 983-1303.

The information in this prospectus is not complete and may be changed. We may not exchange the outstanding notes until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. We are not making offers to exchange outstanding notes in any jurisdiction where the exchange offers are not permitted, and will not accept surrenders for exchange from holders in any such jurisdiction.

SUBJECT TO COMPLETION, DATED MAY 17, 2016

Prospectus

Kansas City Southern

Offers to Exchange

up to the amount of each series of the Exchange Notes specified below and the related guarantees,

which have been registered under the Securities Act of 1933, as amended,

for

any and all of its unregistered

Outstanding Notes of the series specified below and the related guarantees

Series of Outstanding Notes to be Exchanged	Principal Amount Outstanding of Outstanding Notes	CUSIP Nos.	Series of Exchange Notes to be Issued	Maximum Principal Amount of Exchange Notes to be Issued
Floating Rate Senior Notes due 2016	$244,820,000	485170 AM6 U24468 AD9	Floating Rate Senior Notes due 2016	$244,820,000
2.35% Senior Notes due 2020	$257,346,000	485170 AN4 U24468 AE7 485170 AZ7	2.35% Senior Notes due 2020	$257,346,000
3.00% Senior Notes due 2023	$439,123,000	485170 AP9 U24468 AF4	3.00% Senior Notes due 2023	$439,123,000
3.85% Senior Notes due 2023	$199,224,000	485170 AK0 U24468 AA5 485170 AY0 U24468 AG2	3.85% Senior Notes due 2023	$199,224,000
4.30% Senior Notes due 2043	$448,651,000	485170 AJ3 U24468 AB3 485170 AX2	4.30% Senior Notes due 2043	$448,651,000
4.95% Senior Notes due 2045	$499,165,000	485170 AL8 U24468 AC1 485170 AW4	4.95% Senior Notes due 2045	$499,165,000

Kansas City Southern (“KCS”) is offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (the “Exchange Offers”): (i) up to $244,820,000 in aggregate principal amount of our new Floating Rate Senior Notes due 2016 (the “2016 Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of our outstanding unregistered Floating Rate Senior Notes due 2016 (the “Outstanding 2016 Notes”), (ii) up to $257,346,000 in aggregate principal amount of our new 2.35% Senior Notes due 2020 (the “2020 Exchange Notes”), which have been registered under the Securities Act, for any and all of our outstanding unregistered 2.35% Senior Notes due 2020 (the “Outstanding 2020 Notes”), (iii) up to $439,123,000 in aggregate principal amount of our new 3.00% Senior Notes due 2023 (the “3.00% 2023 Exchange Notes”), which have been registered under the Securities Act, for any and all of our outstanding unregistered 3.00% Senior Notes due 2023 (the “Outstanding 3.00% 2023 Notes”), (iv) up to $199,224,000 in aggregate principal amount of our new 3.85% Senior Notes due 2023 (the “3.85% 2023 Exchange Notes”), which have been registered under the Securities Act, for any and all of our outstanding unregistered 3.85% Senior Notes due 2023 (the “Outstanding 3.85% 2023 Notes”), (v) up to $448,651,000 in aggregate principal amount of our new 4.30% Senior Notes due 2043 (the “2043 Exchange Notes”), which have been registered under the Securities Act, for any and all of our outstanding unregistered 4.30% Senior Notes due 2043 (the “Outstanding 2043 Notes”) and (vi) up to $499,165,000 in aggregate principal amount of our new 4.95% Senior Notes due 2045 (the “2045 Exchange Notes” and, together with the 2016 Exchange Notes, the 2020 Exchange Notes, the 3.00% 2023 Exchange Notes, the 3.85% 2023 Exchange Notes and the 2043 Exchange Notes, the “Exchange Notes”), which have been registered under the Securities Act, for any and all of our outstanding unregistered 4.95% Senior Notes due 2045 (the “Outstanding 2045 Notes” and, together with the Outstanding 2016 Notes, the Outstanding 2020 Notes, the Outstanding 3.00% 2023 Notes, the Outstanding 3.85% 2023 Notes and the Outstanding 2043 Notes, the “Outstanding Notes”; and, the Outstanding Notes, together with the Exchange Notes, the “Notes”).

Upon completion of the Exchange Offers, with respect to each series of Exchange Notes to be issued in the applicable Exchange Offer, KCS may redeem any related Outstanding Notes that are not exchanged in the applicable Exchange Offer in an amount up to 2% of the original aggregate principal amount of such Outstanding Notes at a redemption price of 100% of their principal amount plus accrued interest to but not including the redemption date.

The Exchange Offers

•	We hereby offer to exchange all Outstanding Notes that are validly tendered and not validly withdrawn for an equal principal amount of applicable Exchange Notes which we have registered under the Securities Act.

•	The Exchange Offers will expire at 11:59 p.m., New York City time, on , 2016 (the “Expiration Date”), unless extended by us.

•	You may withdraw tenders of Outstanding Notes at any time prior to the Expiration Date of the applicable Exchange Offer.

•	The terms of each series of Exchange Notes are identical in all material respects to the terms of the applicable series of Outstanding Notes, except that the Exchange Notes have been registered under the Securities Act and the transfer restrictions and registration rights relating to the Outstanding Notes do not apply to the Exchange Notes.

•	The exchange of Outstanding Notes for Exchange Notes will not be a taxable transaction for U.S. federal income tax purposes. You should see the discussion in the section entitled “Material Federal Income Tax Considerations” for more information.

•	Outstanding Notes that are not exchanged will remain outstanding, but will not have further registration rights.

•	We will not receive any proceeds from the Exchange Offers.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

See “Risk Factors” beginning on page 13 of this prospectus for a discussion of risks you should consider before participating in the Exchange Offers.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved the notes to be distributed in the Exchange Offers, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2016.

i

ABOUT THIS PROSPECTUS

In this prospectus, unless the context requires otherwise, references to “KCS,” “we” or the “Issuer” mean Kansas City Southern and its consolidated subsidiaries, and references to the “Exchange Note Guarantors” refer to each of KCS’s current and future domestic subsidiaries that guarantee the Notes.

We have not authorized anyone to provide you with information other than that contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are making the Exchange Offers only in jurisdictions where such offers are permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of the document incorporated herein by reference.

This prospectus incorporates by reference important business and financial information about KCS from documents filed with the SEC that have not been included herein or delivered herewith. This information is available without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, D.C. 20549, and copies of all or any part of the registration statement, of which this prospectus forms a part, may be obtained from the SEC on the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. This information is also available without charge at the website that the SEC maintains at www.sec.gov. In addition, you may request copies of the documents incorporated by reference in this prospectus from us, without charge, by written or oral request directed to Kansas City Southern, Attention: Corporate Secretary, 427 West 12th Street, Kansas City, Missouri 64105, telephone (888) 800-3690, or on our website at www.KCSouthern.com. The information contained on or that can be accessed through our website (other than the specified SEC filings incorporated by reference in this prospectus) is not incorporated in, and is not a part of, this prospectus, and you should not rely on any such information in connection with your decision to exchange your Outstanding Notes for Exchange Notes. To obtain timely delivery of documents or information, we must receive your request no later than five business days before the Expiration Date of the Exchange Offers.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. KCS has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

We have not provided guaranteed delivery provisions in connection with the Exchange Offers. You must tender your Outstanding Notes in accordance with the procedures set forth herein.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements that are not based upon historical information and involve risks and uncertainties. You can identify these forward-looking statements by the use of such verbs as “expects,” “anticipates,” “believes” or similar verbs or conjugations of such verbs. Such forward-looking statements are based upon information currently available to KCS’s management and KCS’s management’s perception thereof as of the date of this prospectus. However, such statements are dependent on and, therefore, can be influenced by, a number of external variables over which KCS’s management has little or no control, including:

•	the outcome of claims and litigation, including those related to environmental contamination, personal injuries, and property damage;

•	changes in legislation and regulations or revisions of controlling authority;

•	the adverse impact of any termination or revocation of Kansas City Southern de México, S.A. de C.V.’s (“KCSM”) Concession by the Mexican government;

•	natural events such as severe weather, fire, floods, hurricanes, earthquakes or other disruptions to KCS’s operating systems, structures and equipment or the ability of customers to produce or deliver their products and the lack of adequate insurance for such catastrophic losses;

•	United States, Mexican and global economic, political and social conditions;

•	the effects of the North American Free Trade Agreement, or NAFTA, on the level of trade among the United States, Mexico and Canada;

•	the level of trade between the United States and Asia or Mexico;

•	the effects of fluctuations in the peso-dollar exchange rate;

•	the effects of adverse general economic conditions affecting customer demand and the industries and geographic areas that produce and consume the commodities KCS carries;

•	the dependence on the stability, availability and security of the information technology systems to operate its business;

•	the effect of demand for KCS’s services exceeding network capacity or traffic congestion on operating efficiencies and service reliability;

•	uncertainties regarding the litigation KCS faces and any future claims and litigation;

•	the impact of competition, including competition from other rail carriers, trucking companies and maritime shippers in the United States and Mexico;

•	KCS’s reliance on agreements with other railroads and third parties to successfully implement its business strategy, operations and growth and expansion plans, including the strategy to convert customers from using trucking services to rail transportation services;

•	compliance with environmental regulations;

•	disruption in fuel supplies, changes in fuel prices and KCS’s ability to recapture its costs of fuel from customers;

•	material adverse changes in economic and industry conditions, including the availability of short and long-term financing, both within the United States and Mexico and globally;

•	market and regulatory responses to climate change;

•	changes in labor costs and labor difficulties, including strikes and work stoppages affecting either operations or customers’ abilities to deliver goods for shipment;

•	KCS’s reliance on certain key suppliers of core rail equipment;

•	availability of qualified personnel;

•	acts of terrorism, war or other acts of violence or crime or risk of such activities;

•	fluctuations in the market price for KCS’s common stock; and

•	other factors described or incorporated by reference in this prospectus.

You are strongly encouraged to consider these factors when evaluating forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the timing when, or by which, such performance or results will be achieved. As a result, actual outcomes or results could materially differ from those indicated in forward-looking statements. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements.

INCORPORATION BY REFERENCE

We are incorporating by reference specified documents that KCS files with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference into this prospectus the documents listed below that have previously been filed, and any future filings KCS makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the Expiration Date. Notwithstanding the above, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules.

•	KCS’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	KCS’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016;

•	KCS’s Current Reports on Form 8-K filed on February 25, 2016, March 1, 2016, March 15, 2016, May 10, 2016 and May 17, 2016; and

•	KCS’s Definitive Proxy Statement filed on April 5, 2016.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference in this prospectus, without charge, by written or oral request directed to Kansas City Southern, Attention: Corporate Secretary, 427 West 12th Street, Kansas City, Missouri 64105, telephone (888) 800-3690, or on our website at www.KCSouthern.com, or from the SEC through the SEC’s website at the web address provided in the section entitled “Where You Can Find More Information.” Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

v

SUMMARY

This summary highlights information about KCS and the Exchange Offers. Because it is a summary, it does not contain all the information that you should consider before tendering Outstanding Notes for exchange and KCS urges you to read this entire prospectus carefully, including the “Risk Factors” section and the information and documents incorporated by reference herein, including KCS’s financial statements and notes thereto, before deciding to tender Outstanding Notes for exchange.

Our Company

KCS, a Delaware corporation, is a holding company with domestic and international rail operations in North America that are strategically focused on the growing north/south freight corridor connecting key commercial and industrial markets in the central United States with major industrial cities in Mexico. KCS had approximately 6,670 employees on December 31, 2015.

KCS controls and owns all of the stock of The Kansas City Southern Railway Company (“KCSR”), a U.S. Class I railroad founded in 1887. KCSR serves a ten-state region in the midwest and southeast regions of the United States and has the shortest north/south rail route between Kansas City, Missouri and several key ports along the Gulf of Mexico in Alabama, Louisiana, Mississippi, and Texas.

KCS controls and owns all of the stock of KCSM. Through its 50-year concession from the Mexican government (the “Concession”), which could expire in 2047 unless extended, KCSM operates a key commercial corridor of the Mexican railroad system and has as its core route the most strategic portion of the shortest, most direct rail passageway between Mexico City and Laredo, Texas. Laredo is a principal international gateway through which a substantial portion of rail and truck traffic between the United States and Mexico crosses the border. KCSM serves most of Mexico’s principal industrial cities and three of its major seaports. KCSM’s rail lines provide exclusive rail access to the United States and Mexico border crossing at Nuevo Laredo, Tamaulipas, the largest rail freight interchange point between the United States and Mexico. Under the Concession, KCSM has the right to control and operate the southern half of the rail bridge at Laredo, Texas, which spans the Rio Grande River between the United States and Mexico. KCS also controls and owns the northern half of this bridge through its ownership of Mexrail, Inc. (“Mexrail”).

KCSM also provides exclusive rail access to the Port of Lazaro Cardenas on the Pacific Ocean. The Mexican government is developing the port at Lazaro Cardenas principally to serve Mexican markets and as an alternative to the U.S. west coast ports for Asian and South American traffic bound for North America.

KCS wholly owns Mexrail which, in turn, wholly owns The Texas Mexican Railway Company (“Tex-Mex”). Tex-Mex owns a 157-mile rail line extending from Laredo, Texas to the port city of Corpus Christi, Texas, which connects the operations of KCSR with KCSM.

The KCS coordinated rail network (KCSR, KCSM and Tex-Mex) comprises approximately 6,600 route miles extending from the midwest and southeast portions of the United States south into Mexico and connects with all other Class I railroads, providing shippers with an effective alternative to other railroad routes and giving direct access to Mexico and the southeast and southwest United States through alternate interchange hubs.

Panama Canal Railway Company, an unconsolidated joint venture company owned equally by KCS and Mi-Jack Products, Inc., was awarded a concession from the Republic of Panama to reconstruct and operate the Panama Canal Railway, a 47-mile railroad located adjacent to the Panama Canal that provides international container shipping companies with a railway transportation alternative to the Panama Canal. The concession was awarded in 1998 for an initial term of 25 years with an automatic renewal for an additional 25-year term. The Panama Canal Railway is a north-south railroad traversing the Isthmus of Panama between the Atlantic and Pacific Oceans.

Other subsidiaries and affiliates of KCS include the following:

•	Meridian Speedway, LLC (“MSLLC”), a seventy percent-owned consolidated affiliate that owns the former KCSR rail line between Meridian, Mississippi and Shreveport, Louisiana, which is the portion of the rail line between Dallas, Texas and Meridian known as the “Meridian Speedway.” Norfolk Southern Corporation, through its wholly-owned subsidiary, The Alabama Great Southern Railroad Company, owns the remaining thirty percent of MSLLC;

•	KCSM Servicios, S.A. de C.V., a wholly-owned and consolidated affiliate that provides employee services to KCSM;

•	Ferrocarril y Terminal del Valle de México, S.A. de C.V., a twenty-five percent-owned unconsolidated affiliate that provides railroad services as well as ancillary services in the greater Mexico City area; and

•	PTC-220, LLC, a fourteen percent-owned unconsolidated affiliate that holds the licenses to large blocks of radio spectrum and other assets for the deployment of positive train control.

Recent Developments

On May 16, 2016, KCS issued $250.0 million in aggregate principal amount of 3.125% Senior Notes due 2026 pursuant to KCS’s shelf registration statement filed with the SEC. KCS intends to use the proceeds from the offering for (i) the repayment at maturity of KCS’s Floating Rate Senior Notes due 2016 ($244.8 million outstanding as of March 31, 2016) and KCSM’s Floating Rate Senior Notes due 2016 ($5.2 million outstanding as of March 31, 2016) and (ii) general corporate purposes, including the repayment of outstanding commercial paper issued by KCS.

Our Corporate Information

Our principal executive offices are located at: 427 West 12th Street, Kansas City, Missouri 64105. Our telephone number is (816) 983-1303 and we have a website accessible at www.KCSouthern.com. The information posted on our website is not incorporated into this prospectus and is not part of this prospectus.

SUMMARY DESCRIPTION OF THE EXCHANGE OFFERS

The following summary is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the Exchange Notes, see “Description of Exchange Notes.”

Exchange Offers	We are conducting the Exchange Offers in accordance with the registration rights agreement, dated as of December 9, 2015, among KCS, the Guarantors, and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as dealer managers and solicitations agents (the “Dealer Managers”) (the “Registration Rights Agreement”), that was executed when the Outstanding Notes were issued in a transaction conducted in reliance upon the exemptions from registration provided by Rule 144A and Regulation S promulgated under the Securities Act. Accordingly, we are offering to issue:

(i)	up to $244,820,000 in aggregate principal amount of 2016 Exchange Notes in exchange for a like principal amount of the Outstanding 2016 Notes;

(ii)	up to $257,346,000 in aggregate principal amount of 2020 Exchange Notes in exchange for a like principal amount of the Outstanding 2020 Notes to satisfy our obligations under the Registration Rights Agreement;

(iii)	up to $439,123,000 in aggregate principal amount of 3.00% 2023 Exchange Notes in exchange for a like principal amount of the Outstanding 3.00% 2023 Notes to satisfy our obligations under the Registration Rights Agreement;

(iv)	up to $199,224,000 in aggregate principal amount of 3.85% 2023 Exchange Notes in exchange for a like principal amount of the Outstanding 3.85% 2023 Notes to satisfy our obligations under the Registration Rights Agreement;

(v)	up to $448,651,000 in aggregate principal amount of 2043 Exchange Notes in exchange for a like principal amount of the Outstanding 2043 Notes to satisfy our obligations under the Registration Rights Agreement; and

(vi)	up to $499,165,000 in aggregate principal amount of 2045 Exchange Notes in exchange for a like principal amount of the Outstanding 2045 Notes to satisfy our obligations under the Registration Rights Agreement.

Expiration Date	The Exchange Offers will expire on the Expiration Date, unless extended by us in our sole discretion. We may extend any of the Exchange Offers without extending any of the other Exchange Offers.

Withdrawal; Non-Acceptance	You may withdraw any Outstanding Notes tendered in the Exchange Offers at any time prior to the applicable Expiration Date. If we decide for any reason not to accept any Outstanding Notes tendered for exchange, the Outstanding Notes will be returned to the registered holder at our expense promptly after the applicable Expiration Date or termination of the applicable Exchange Offer. In the case of the Outstanding Notes tendered by book-entry transfer into the Exchange Agent’s (as defined below) account at The Depository Trust Company (“DTC”), any withdrawn or unaccepted Outstanding Notes will be credited to the tendering holder’s account at DTC. For further information regarding the withdrawal of tendered Outstanding Notes, see the sections entitled “The Exchange Offers—Terms of the Exchange Offers; Period for Tendering Outstanding Notes” and the “The Exchange Offers—Withdrawal Rights.”

Conditions to the Exchange Offers	Each of the Exchange Offers is subject to customary conditions, including the following:

•	the Exchange Offer does not violate applicable law or any applicable interpretations of the staff of the SEC;

•	the Outstanding Notes are validly tendered in accordance with the applicable Exchange Offer;

•	no action or proceeding would impair our ability to proceed with the Exchange Offer; and

•	any governmental approval has been obtained that we believe, in our sole discretion, is necessary for the completion of the Exchange Offer as outlined in this prospectus.

Procedures for Tendering the Outstanding Notes	You must do one of the following on or prior to the Expiration Date to participate in the Exchange Offers:

•	tender your Outstanding Notes by sending the certificates for your Outstanding Notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to U.S. Bank National Association, as exchange agent (the “Exchange Agent”), at one of the addresses listed below in the section entitled “The Exchange Offers—Exchange Agent”; or

•	tender your Outstanding Notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an Agent’s Message (as defined below) instead of the letter of transmittal, to the Exchange Agent. In order for a book-entry transfer to constitute a valid tender of your Outstanding Notes in the applicable Exchange Offer, the Exchange Agent must receive a confirmation of book-entry transfer of your Outstanding Notes into its account at DTC prior to the Expiration Date. For more information regarding the use of book-entry transfer procedures, including a description of the required Agent’s Message, see the discussion below in the section entitled “The Exchange Offers—Book-Entry Transfers.”

We have not provided guaranteed delivery provisions in connection with the Exchange Offers. You must tender your Outstanding Notes in accordance with the procedures set forth in the section entitled “The Exchange Offers—Procedures for Tendering Outstanding Notes.”

Special Procedures for Beneficial Owners	If you are a beneficial owner whose Outstanding Notes are registered in the name of the broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Outstanding Notes in the Exchange Offers, you should promptly contact the person in whose name the Outstanding Notes are registered and instruct that person to tender on your behalf. If you wish to tender in the Exchange Offers on your own behalf, prior to completing and executing the letter of transmittal (or any Agent’s Message in lieu thereof) and delivering your Outstanding Notes, you must either make appropriate arrangements to register ownership of the Outstanding Notes in your name or obtain a properly completed bond power from the person in whose name the Outstanding Notes are registered.

Material Federal Income Tax Considerations	The exchange of the Outstanding Notes for Exchange Notes in the Exchange Offers will not be a taxable transaction for United States federal income tax purposes. See the discussion in the section entitled “Material Federal Income Tax Considerations” for more information regarding the tax consequences to you of the Exchange Offers.

Use of Proceeds	We will not receive any proceeds from the Exchange Offers.

Exchange Agent	U.S. Bank National Association is the Exchange Agent for the Exchange Offers. You can find the address and telephone number of the Exchange Agent below in the section entitled “The Exchange Offers—Exchange Agent.”

Resales	Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the Exchange Notes you receive in the Exchange Offers may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the Exchange Notes if:

•	you are our “affiliate,” as defined in Rule 405 under the Securities Act;

•	you are not acquiring the Exchange Notes in the applicable Exchange Offer in the ordinary course of your business; or

•	you are engaged in or intend to engage in, or have an arrangement or understanding with any person to participate in, the distribution, as defined in the Securities Act, of the Exchange Notes you will receive in the applicable Exchange Offer.

If any of the statements above apply to you, you cannot rely on the position of the SEC staff described above and you must, therefore, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes, unless an exemption from these requirements is available to you. In that case, if you transfer any Exchange Notes without delivering a prospectus that meets the requirements of the Securities Act or without an exemption from registration of your Exchange Notes from those requirements, you may incur liability under the Securities Act. We will not assume or indemnify you against that liability. In addition, the SEC has not considered the Exchange Offers in the context of its interpretive letters and we cannot be sure that the staff of the SEC would make a similar determination with respect to the Exchange Offers as in such other circumstances.

Broker-Dealer	Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Consequences of Not Exchanging Outstanding Notes	If you do not exchange Outstanding Notes for Exchange Notes, you will not be able to offer, sell or otherwise transfer your Outstanding Notes except:

•	in compliance with the registration requirements of the Securities Act and any other applicable securities laws;

•	pursuant to an exemption from the securities laws; or

•	in a transaction not subject to the securities laws.

Outstanding Notes that remain outstanding after completion of the Exchange Offers will continue to bear a legend reflecting these restrictions on transfer. In addition, upon completion of the Exchange Offers, you will not be entitled to any rights to have the resale of Outstanding Notes registered under the Securities Act, and we currently do not intend to register under the Securities Act the resale of any Outstanding Notes that remain outstanding after the completion of the Exchange Offers. The transfer restrictions and the availability of Exchange Notes that are freely tradable could adversely affect the trading market for your Outstanding Notes.

Upon completion of the Exchange Offers, with respect to each series of Exchange Notes to be issued in the applicable Exchange Offer, KCS may redeem any related Outstanding Notes that are not exchanged in the applicable Exchange Offer in an amount up to 2% of the original aggregate principal amount of such Outstanding Notes at a redemption price of 100% of their principal amount plus accrued interest to but not including the redemption date.

SUMMARY DESCRIPTION OF THE EXCHANGE NOTES

The terms of the Exchange Notes and those of the Outstanding Notes are substantially identical, except that the transfer restrictions and registration rights relating to the Outstanding Notes do not apply to the Exchange Notes. For a more detailed description of the Exchange Notes, see the sections entitled “Description of Exchange Notes.”

Issuer	Kansas City Southern

Securities Offered	•	Up to $244,820,000 aggregate principal amount of Floating Rate Senior Notes due 2016;

•	Up to $257,346,000 aggregate principal amount of 2.35% Senior Notes due 2020;

•	Up to $439,123,000 aggregate principal amount of 3.00% Senior Notes due 2023;

•	Up to $199,224,000 aggregate principal amount of 3.85% Senior Notes due 2023;

•	Up to $448,651,000 aggregate principal amount of 4.30% Senior Notes due 2043; and

•	Up to $499,165,000 aggregate principal amount of 4.95% Senior Notes due 2045.

Maturity Dates	The 2016 Exchange Notes will mature on October 28, 2016.

The 2020 Exchange Notes will mature on May 15, 2020.

The 3.00% 2023 Exchange Notes will mature on May 15, 2023.

The 3.85% 2023 Exchange Notes will mature on November 15, 2023.

The 2043 Exchange Notes will mature on May 15, 2043.

The 2045 Exchange Notes will mature on August 15, 2045.

Interest Rate and Payment Dates	The 2016 Exchange Notes will have a floating interest rate equal to the three-month U.S. dollar LIBOR plus 70 basis points per annum, payable in cash on July 28, 2016 and October 28, 2016.

The 2020 Exchange Notes will have an interest rate of 2.35% per annum, payable in cash on May 15 and November 15 of each year, beginning on November 15, 2016.

The 3.00% 2023 Exchange Notes will have an interest rate of 3.00% per annum, payable in cash on May 15 and November 15 of each year, beginning on November 15, 2016.

The 3.85% 2023 Exchange Notes will have an interest rate of 3.85% per annum, payable in cash on May 15 and November 15 of each year, beginning on November 15, 2016.

The 2043 Exchange Notes will have an interest rate of 4.30% per annum, payable in cash on May 15 and November 15 of each year, beginning on November 15, 2016.

The 2045 Exchange Notes will have an interest rate of 4.95% per annum, payable in cash on February 15 and August 15 of each year, beginning on August 15, 2016.

Interest on the Exchange Notes of a series will accrue from the most recent date on which interest has been paid on the corresponding series of Outstanding Notes or, if no interest has been paid, from and including the date of issuance of the corresponding series of Outstanding Notes.

Exchange Note Guarantees	The Exchange Notes will be unconditionally guaranteed, jointly and severally, on an unsecured senior basis (each, an “Exchange Note Guarantee”), by each of KCS’s current and future domestic subsidiaries (collectively, the “Exchange Note Guarantors”) that from time to time guarantee the $800.0 million revolving credit facility of KCS (the “KCS Revolving Credit Facility”) or any other debt of KCS or any of KCS’s significant subsidiaries that is an Exchange Note Guarantor. See “Description of Exchange Notes—Exchange Note Guarantees.” The Exchange Notes will not be guaranteed by KCSM or any other current or future foreign subsidiary of KCS.

Ranking	The Exchange Notes (i) will be KCS’s unsecured senior obligations, (ii) will rank pari passu in right of payment with all of KCS’s existing and future senior indebtedness, (iii) will be senior in right of payment to all of KCS’s future subordinated indebtedness, (iv) will be effectively subordinated to KCS’s secured indebtedness, to the extent of the value of the assets securing such indebtedness and (v) will be structurally subordinated to all liabilities of KCS’s subsidiaries that are not Exchange Note Guarantors.

The Exchange Note Guarantees (i) will be unsecured senior indebtedness of the applicable Exchange Note Guarantor, (ii) will rank pari passu in right of payment with all existing and future senior indebtedness of such Exchange Note Guarantor, (iii) will be senior in right of payment to all future subordinated obligations of such Exchange Note Guarantor, (iv) will be effectively subordinated to the secured indebtedness of the applicable Exchange Note Guarantor, if any, to the extent of the value of the assets securing such secured indebtedness and (v) will be structurally subordinated to all liabilities of the applicable Exchange Note Guarantor’s subsidiaries that are not Exchange Note Guarantors. See “Description of Exchange Notes—Ranking.”

As of March 31, 2016, KCS and its subsidiaries had (a) $746.0 million of availability under the KCS Revolving Credit Facility and (b) total indebtedness of $2,368.6 million, consisting of (i) $2,171.6 million of senior indebtedness of KCS and the Exchange Note Guarantors, of which $54.5 million was secured indebtedness and (ii) $197.0 million of senior indebtedness of subsidiaries of KCS that are not Exchange Note Guarantors. In addition, on May 16, 2016, KCS issued $250.0 million in aggregate principal amount of 3.125% Senior Notes due 2026.

Optional Redemption	KCS may redeem some or all of the Exchange Notes (other than the 2016 Exchange Notes) at any time and from time to time at the prices described under the heading “Description of Exchange Notes—Optional Redemption.”

In addition, upon completion of the Exchange Offers, with respect to each series of Exchange Notes to be issued in the applicable Exchange Offer, KCS may redeem any related Outstanding Notes that are not exchanged in the applicable Exchange Offer in an amount up to 2% of the original aggregate principal amount of such Outstanding Notes at a redemption price of 100% of their principal amount plus accrued interest to but not including the redemption date.

Change of Control Repurchase Event	Upon a Change of Control Repurchase Event (as defined under “Description of Exchange Notes—Certain Definitions”), KCS will be required to make an offer to repurchase each series of Exchange Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding the date of repurchase. See “Description of Exchange Notes—Covenants—Change of Control Repurchase Event.”

Covenants	Each series of Exchange Notes will be issued as a separate series under a base indenture dated December 9, 2015, as supplemented by a separate supplemental indenture, which will contain covenants with respect to, among other things:

•	the creation of liens by KCS or any of KCS’s significant subsidiaries that is an Exchange Note Guarantor;

•	the incurrence of indebtedness by subsidiaries of KCS that are not Exchange Note Guarantors; and

•	the merger, consolidation or sale of all or substantially all of KCS’s or any Exchange Notes Guarantors’ property and assets.

These covenants are subject to a number of important qualifications and exceptions. See “Description of Exchange Notes—Covenants.”

Denominations	The Exchange Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Governing Law	The base indenture and the supplemental indentures are, and the Exchange Notes will be, governed by New York law.

Taxation	For a summary of the U.S. federal income tax consequences of an investment in the Exchange Notes, see “Material Federal Income Tax Considerations.”

No Public Trading Market	The Exchange Notes are a new issue of securities, and there is currently no established trading market for the Exchange Notes. We do not intend to list the Exchange Notes offered hereby on any national securities exchange or to arrange for quotation on any automated dealer quotation systems. We cannot assure you that an active trading market for the Exchange Notes will develop.

Risk Factors	Tendering your Outstanding Notes in the Exchange Offers involves risks. You should carefully consider the information in the section entitled “Risk Factors” in this prospectus.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table sets forth KCS’s selected historical consolidated financial information. The selected historical consolidated financial information as of and for the three months ended March 31, 2016 and 2015 is unaudited and has been derived from KCS’s unaudited historical consolidated financial statements and related notes included in KCS’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which is incorporated by reference into this prospectus. The selected historical consolidated financial information as of December 31, 2015 and 2014 and for the years ended December 31, 2015, 2014 and 2013 has been derived from KCS’s historical consolidated financial statements, which have been audited by KPMG LLP and are included in KCS’s 2015 Annual Report on Form 10-K, which is incorporated by reference into this prospectus. The selected historical consolidated financial information as of December 31, 2013, 2012 and 2011 and for the years ended December 31, 2012 and 2011 has been derived from our audited financial statements that are not included or incorporated by reference into this prospectus.

This information is only a summary. You should read the data set forth in the table below in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in KCS’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016 and KCS’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which are incorporated by reference in this prospectus, and KCS’s consolidated financial statements which are incorporated by reference in this prospectus.

	As of and For the Year Ended December 31,					As of and For the Three Months Ended March 31,
	2015	2014	2013	2012	2011	2016	2015
	(in millions, except per share amount)
Earnings From Continuing Operations
Revenues	$2,418.8	$2,577.1	$2,369.3	$2,238.6	$2,098.3	$562.7	$603.1
Operating expenses(i)(ii)(iii)	1,615.0	1,768.0	1,630.7	1,522.7	1,486.7	374.8	424.9

Operating income	$803.8	$809.1	$738.6	$715.9	$611.6	$187.9	$178.2

Net income(iv)	$485.3	$504.3	$353.3	$379.4	$331.9	$108.1	$101.2
Earnings per common share:
Basic	$4.41	$4.56	$3.19	$3.44	$3.04	$1.00	$0.91
Diluted	4.40	4.55	3.18	3.43	3.00	0.99	0.91
Financial Position
Total assets(v)(vi)	$8,341.0	$7,976.4	$7,283.7	$6,284.7	$5,933.2	$8,316.0	$7,842.8
Total long-term debt obligations, including current portion and short-term borrowings	2,401.1	2,301.4	2,168.8	1,588.7	1,618.6	2,368.6	2,087.7
Total stockholders’ equity	3,914.3	3,755.5	3,370.6	3,096.6	2,764.5	3,941.4	3,829.5
Total equity	4,224.7	4,064.1	3,676.6	3,400.7	3,058.7	4,252.1	4,138.5
Other Data Per Common Share
Cash dividends declared per common share	$1.32	$1.12	$0.86	$0.78	$—	$0.33	$0.33

(i)	During 2015 and 2014, the Company recognized pre-tax lease termination costs of $9.6 million and $38.3 million, respectively, within operating expenses due to the early termination of certain operating leases and the related purchase of equipment. During the three months ended March 31, 2015, the Company recognized $9.6 million of pre-tax lease termination costs.
(ii)	During 2012, the Company recognized a pre-tax gain of $43.0 million within operating expenses for the elimination of a deferred statutory profit sharing liability as a result of the organizational restructuring during the period.

(iii)	During 2011, the Company recognized a pre-tax gain of $25.6 million within operating expenses for insurance recoveries related to 2010 hurricane damage.
(iv)	During 2015, 2014, 2013, 2012 and 2011, the Company recognized pre-tax debt retirement and exchange costs of $7.6 million, $6.6 million, $119.2 million, $20.1 million and $38.7 million, respectively, related to debt restructuring activities that occurred during the periods.
(v)	During the fourth quarter of 2015, the Company adopted new accounting guidance regarding the classification of debt issuance costs related to a recognized debt liability as a direct deduction from the carrying amount of that debt liability. For the years ended December 31, 2014, 2013, 2012 and 2011, the Company reclassified $14.5 million, $20.1 million, $19.1 million, and $20.5 million, respectively, from total assets to total long-term debt obligations. For the three months ended March 31, 2015, the Company reclassified $14.0 million from total assets to total long-term debt obligations.
(vi)	During the fourth quarter of 2015, the Company adopted new accounting guidance regarding the presentation of deferred tax assets and liabilities as non-current in a classified balance sheet. For the years ended December 31, 2014, 2013, 2012 and 2011, the Company reclassified $100.1 million, $131.6 million, $92.1 million, and $191.4 million, respectively, from total assets to noncurrent liabilities. For the three months ended March 31, 2015, the Company reclassified $83.8 million from total assets to noncurrent liabilities.

RISK FACTORS

Before participating in the Exchange Offers, you should carefully consider the risk factors described below and in KCS’s periodic reports filed with the SEC, together with all of the other information included in this prospectus and the other information that KCS has incorporated by reference. The risks described below and in the documents incorporated by reference herein are not the only ones KCS is facing. Additional risks not currently known to KCS or that KCS currently deems immaterial may also impair KCS’s business. See “Cautionary Note Regarding Forward-Looking Statements.” Any of the risks described below or in the documents incorporated by reference herein, as well as other risks and uncertainties, could harm KCS’s business and financial results and cause the value of KCS’s securities to decline, which in turn could cause you to lose all or a part of your investment.

Risks Related to the Exchange Offers and Holding the Exchange Notes

Failure to comply with restrictive covenants in KCS’s Revolving Credit Facility and other contractual arrangements could accelerate KCS’s repayment obligations under our debt.

The KCS Revolving Credit Facility contains a number of restrictive covenants, and any additional financing arrangements KCS enters into may contain additional restrictive covenants. These covenants restrict or prohibit many actions, including, but not limited to, the ability of KCS and certain of its subsidiaries to incur debt, create or suffer to exist liens, make investments, engage in transactions with affiliates, sell certain assets and engage in mergers and consolidations or in sale-leaseback transactions. Failure to maintain compliance with the covenants contained in these financial agreements could constitute a default which could result in the termination of the commitments and the acceleration of any amounts outstanding under such agreements.

KCS’s credit ratings may not reflect all risks of your investment in the Exchange Notes.

The Exchange Notes are rated as investment grade by three nationally recognized statistical rating organizations. These credit ratings are limited in scope, and do not address all material risks relating to an investment in the Exchange Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies if, in such rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in KCS’s credit ratings, including any announcement that its ratings are under further review for a downgrade, could affect the market value of the Exchange Notes and increase our corporate borrowing costs.

Holders who fail to exchange their Outstanding Notes will continue to be subject to restrictions on transfer and may have reduced liquidity after the Exchange Offers.

If you do not exchange your Outstanding Notes for Exchange Notes in the Exchange Offers, you will continue to be subject to the restrictions on transfer applicable to the Outstanding Notes. The restrictions on transfer of your Outstanding Notes arise because KCS issued the Outstanding Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Outstanding Notes if they are registered under the Securities Act and applicable state securities laws or are offered and sold under an exemption from these requirements. After the completion of the Exchange Offers, KCS will not be under any obligation to, and does not plan to, register the Outstanding Notes under the Securities Act.

In addition, KCS has not conditioned the Exchange Offers on receipt of any minimum or maximum principal amount of Outstanding Notes. As Outstanding Notes are tendered and accepted in the Exchange Offers, the principal amount of remaining Outstanding Notes will decrease. This decrease could reduce the liquidity of the trading market for the Outstanding Notes. Furthermore, upon completion of the applicable Exchange Offer with respect to a series of Notes as described herein, KCS may redeem Outstanding Notes of such series which are not exchanged in the applicable Exchange Offer in an amount up to 2% of the original aggregate principal amount of such series of Outstanding Notes issued at a redemption price of 100% of their principal amount plus accrued interest to but excluding the redemption date, which could further reduce the liquidity of the trading market for the Outstanding Notes. KCS cannot assure you of the liquidity, or even the continuation, of the trading market for the Outstanding Notes following the Exchange Offers.

You must comply with the Exchange Offer procedures to receive Exchange Notes.

Holders are responsible for complying with all the Exchange Offer procedures. The issuance of Exchange Notes in exchange for Outstanding Notes will only occur upon completion of the procedures described in this prospectus under “The Exchange Offers.” Therefore, holders of Outstanding Notes who wish to exchange them for Exchange Notes should allow sufficient time for timely completion of the exchange procedures. Neither KCS nor the Exchange Agent is obligated to extend the Exchange Offers or notify you of any failure to follow the proper procedures or waive any defect if you fail to follow the proper procedures.

If you are a broker-dealer, your ability to transfer the Exchange Notes may be restricted.

A broker-dealer that purchased Outstanding Notes for its own account as part of market-making or trading activities must comply with the prospectus delivery requirements of the Securities Act when it resells the Exchange Notes. KCS’s obligation to make this prospectus available to broker-dealers is limited, and, as a result, KCS cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their Exchange Notes. See “Plan of Distribution.”

There is no public market for the Exchange Notes, a market may not develop, and you may have to hold your Exchange Notes to maturity.

The Exchange Notes are a new issue of securities and there is no existing trading market for the Exchange Notes. Although the Dealer Managers in the offering of the Outstanding Notes have informed KCS that they intend to make a market in the Exchange Notes, they have no obligation to do so and may discontinue making a market at any time without notice. Accordingly, no assurance can be given that a liquid market will develop for the Exchange Notes, that you will be able to sell your Exchange Notes at a particular time or that the prices that you receive when you sell the Exchange Notes will be favorable.

There can be no assurance that an active trading market for the Exchange Notes will ever develop or be maintained. The liquidity of any market for the Exchange Notes and the prices at which the Exchange Notes will trade, if a trading market develops, will depend on a number of factors, including:

•	the number of holders of Exchange Notes;

•	KCS’s operating performance and financial condition;

•	KCS’s ability to complete the offers to exchange the Outstanding Notes;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the Exchange Notes; and

•	prevailing interest rates.

KCS may not be able to purchase the Exchange Notes upon the occurrence of a Change of Control Repurchase Event.

Upon the occurrence of a Change of Control Repurchase Event (as defined below), KCS will be required to offer to purchase all of the Exchange Notes then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest. If a Change of Control Repurchase Event were to occur, KCS may not have sufficient funds to pay the purchase price for the outstanding Exchange Notes tendered, and expects that it would require third-party financing; however, KCS may not be able to obtain such financing on favorable terms, if at all. In addition, the occurrence of a Change of Control Repurchase Event may result in an event of default under, or require KCS to purchase, KCS’s other existing or future senior indebtedness. Moreover, the exercise by the holders of their right to require KCS to purchase the Exchange Notes could cause a default under its existing or future senior indebtedness, even if the occurrence of a Change of Control Repurchase Event itself does not, due to the financial effect of such purchase on KCS and its subsidiaries. KCS’s failure to purchase tendered Exchange Notes at a time when the purchase is required by the indentures would constitute an event of default under the indentures, which, in turn, may constitute an event of default under future debt. See “Description of Exchange Notes—Covenants—Change of Control Repurchase Event.”

The provisions in the indentures that will govern the Exchange Notes relating to change of control transactions will not necessarily protect you in the event of a highly leveraged transaction.

The provisions in the indentures will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving KCS or its subsidiaries. These transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change of the magnitude required under the definition of Change of Control Repurchase Event in the indentures to trigger these provisions. Except as described under “Description of Exchange Notes—Change of Control Repurchase Event,” the indentures do not contain provisions that permit the holders of the Exchange Notes to require KCS to purchase the Exchange Notes in the event of a takeover, recapitalization or similar transaction. Finally, the provisions under the indentures relative to KCS’s obligation to make an offer to purchase the Exchange Notes as a result of a Change of Control Repurchase Event may be waived or modified with the written consent of the holders of a majority in principal amount of the applicable series of Exchange Notes; accordingly, you may not be able to require the purchase of your Exchange Notes upon a Change of Control Repurchase Event even if you have not consented to the waiver of such obligation.

The Exchange Notes and the Exchange Note Guarantees will be effectively subordinated to the secured obligations of KCS and the Exchange Note Guarantors.

The Exchange Notes and the Exchange Note Guarantees will be KCS’s and the Exchange Note Guarantors’, respectively, unsecured obligations. KCS and the Exchange Note Guarantors may incur other debt, which may be substantial in amount, and which may in certain circumstances be secured. As of March 31, 2016, KCS and the Exchange Note Guarantors had $54.5 million of secured indebtedness and capital lease obligations. Because the Exchange Notes and the Exchange Note Guarantees will be unsecured obligations, your right of repayment may be compromised in the following situations:

•	KCS or the Exchange Note Guarantors enter into bankruptcy, liquidation, reorganization, or other winding-up;

•	there is a default in payment under any secured debt of KCS or an Exchange Note Guarantor; or

•	there is an acceleration of any secured debt.

If any of these events occurs, the secured lenders could foreclose on assets of KCS or an Exchange Note Guarantor in which they have been granted a security interest, in each case to your exclusion, even if an event of default exists under the indentures relating to the Exchange Notes at such time. As a result, upon the occurrence of any of these events, there may not be sufficient funds to pay amounts due on the Exchange Notes.

Servicing KCS’s indebtedness will require a significant amount of cash. KCS’s ability to generate cash depends on a variety of factors, many of which are beyond its control.

KCS’s ability to make payments on its indebtedness, including the Exchange Notes, will depend on KCS’s ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond KCS’s control. KCS’s business may not be able to generate sufficient cash flow from operations and future borrowings may not be available to it in an amount sufficient to enable KCS to pay its indebtedness, including the Exchange Notes, or to fund its other liquidity needs. KCS may need to refinance all or a portion of its indebtedness on or before maturity. However, KCS may not be able to complete such refinancing on commercially reasonable terms or at all.

KCS is a holding company, and its ability to make any required payment on the Exchange Notes is dependent on the operations of, and the distribution of funds from, its subsidiaries.

The issuer of the Exchange Notes, KCS, is a holding company, and its subsidiaries will conduct substantially all of its operations and own all of its operating assets. Therefore, KCS will depend on dividends and other distributions from its subsidiaries to generate the funds necessary to meet its obligations, including its required obligations under the Exchange Notes. Moreover, each of KCS’s subsidiaries is a legally distinct entity and, other than those of its subsidiaries that are the Exchange Note Guarantors, have no obligation to pay amounts due pursuant to the Exchange Notes or to make any of their funds or other assets available for these payments.

Only some of KCS’s subsidiaries will guarantee the Exchange Notes. Your right to receive payments on the Exchange Notes could be adversely affected if any of KCS’s subsidiaries that are not Exchange Note Guarantors declare bankruptcy, liquidate or reorganize.

Not all of KCS’s subsidiaries will guarantee the Exchange Notes, and those subsidiaries may incur debt and other liabilities to the extent permitted by the indentures governing the Exchange Notes. Accordingly, the Exchange Notes will be effectively subordinated to the prior payment of debts and other liabilities (including trade payables) of KCS’s subsidiaries that are not Exchange Note Guarantors. In the event of a bankruptcy, liquidation or reorganization of any of KCS’s subsidiaries that are not Exchange Note Guarantors, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to KCS. As of and for the three months ended March 31, 2016, the subsidiaries of KCS that are not Exchange Note Guarantors had approximately $525.9 million of total liabilities (including trade payables and excluding intercompany payables), and approximately 49% of KCS’s consolidated assets (excluding intercompany receivables and investments in consolidated subsidiaries) and generated approximately 53% and 65%, respectively, of KCS’s consolidated revenues and operating income (excluding intercompany revenue and expenses).

The amount of interest payable on the 2016 Exchange Notes will be set only once per period based on the three-month LIBOR on the interest determination date, which rate may fluctuate substantially.

In the past, the level of the three-month LIBOR has experienced significant fluctuations. Any historical upward or downward trend in the three-month LIBOR is not an indication that the three-month LIBOR is more or less likely to increase or decrease at any time during a floating rate interest period, and you should not take the historical levels of the three-month LIBOR as an indication of its future performance. In addition, although the actual three-month LIBOR on an interest payment date or at other times during an interest period may be higher than the three-month LIBOR on the applicable interest determination date, you will not benefit from the three-month LIBOR at any time other than on the interest determination date for such interest period. As a result, changes in the three-month LIBOR may not result in a comparable change in the market value of the 2016 Exchange Notes.

In addition, because the interest rate on the 2016 Exchange Notes will be a floating rate, you will be exposed to risks not associated with a conventional fixed-rate debt instrument. These risks include fluctuation of the three-month LIBOR (and hence, the interest rate) and the possibility that for any given interest payment period you may receive a lesser amount of interest than for one or more other interest payment periods. We have no control over the factors that may affect market interest rates, including geopolitical conditions and economic, financial, political, regulatory, agricultural, judicial or other events that affect the markets generally and that are important in determining the existence, magnitude, and longevity of these risks and their results. Also, the floating interest rate for the 2016 Exchange Notes may be less than the floating rate payable on a similar debt instrument of the same maturity issued by an issuer of comparable creditworthiness.

Changes to LIBOR may adversely affect holders of the 2016 Exchange Notes.

Beginning in 2008, various concerns have been raised with respect to the calculation of LIBOR across a range of maturities and currencies. A number of the British Bankers Association (the “BBA”) member banks have entered into settlements with their regulators and law enforcement agencies with respect to alleged manipulation of LIBOR, and investigations were instigated by regulators and governmental authorities in various jurisdictions (including in the United States, United Kingdom, European Union, Japan and Canada). If manipulation of LIBOR or another inter-bank lending rate occurred, it may have resulted in that rate being artificially lower (or higher) than it otherwise would have been.

In September 2012, the U.K. government published the results of its review of LIBOR (commonly referred to as the “Wheatley Review”). The Wheatley Review made a number of recommendations for changes with respect to LIBOR including the introduction of statutory regulation of LIBOR, the transfer of responsibility for LIBOR from the BBA to an independent administrator, changes to the method of compilation of lending rates and new regulatory oversight and enforcement mechanisms for rate-setting. Based on the Wheatley Review, final rules for the regulation and supervision of LIBOR by the Financial Conduct Authority (the “FCA”) were published and came into effect on April 2, 2013 (the “FCA Rules”). In particular, the FCA Rules include requirements that (1) an independent LIBOR administrator monitor and survey LIBOR submissions to identify breaches of practice standards and/or potentially manipulative behavior and (2) firms submitting data to LIBOR establish and maintain a clear conflicts of interest policy and appropriate systems and controls.

On September 18, 2013, the European Commission released proposals that could result in additional regulation of LIBOR and other benchmarks if adopted by the European Parliament and the member states.

It is not possible to predict the effect of the FCA Rules, any changes in the methods pursuant to which the LIBOR rates are determined and any other reforms to LIBOR that will be enacted in the U.K., the European Union and elsewhere, which may adversely affect the trading market for LIBOR-based securities. In addition, any changes announced by the FCA, the BBA or any other successor governance or oversight body, or future changes adopted by such body of the European Union, in the method pursuant to which the LIBOR rates are determined may result in a sudden or prolonged decrease or increase in the reported LIBOR rates. If that were to occur, the level of interest payments on and the trading value of the 2016 Exchange Notes may be adversely affected. Further, uncertainty as to the extent and manner in which the Wheatley Review recommendations will continue to be adopted and the European Commission proposals may be adopted and the timing of such changes may adversely affect the current trading market for LIBOR-based securities and the value of your 2016 Exchange Notes.

The indebtedness represented by the Exchange Notes and the Exchange Note Guarantees may be unenforceable due to voidable transfer statutes.

KCS believes that the indebtedness represented by the Exchange Notes and the Exchange Note Guarantees is being incurred for proper purposes, in good faith, and not to hinder, delay, or defraud any entity to which it is, or will become on or after the consummation of the Exchange Offers, indebted. Based on present forecasts, asset valuations and other financial information, KCS and the Exchange Note Guarantors are, and after the consummation of the Exchange Offers, will be, solvent and will have reasonably sufficient capital for carrying on the current and contemplated businesses of KCS and the Exchange Note Guarantors and will be able to pay debts of KCS and the Exchange Note Guarantors as they come due. Notwithstanding this belief, however, under federal or state voidable transfer laws, if a court of competent jurisdiction in a suit by an unpaid creditor or representative of creditors (such as a trustee in bankruptcy or a debtor-in-possession) were to find that KCS or the Exchange Note Guarantors did not receive fair consideration (or reasonably equivalent value) for issuing the Exchange Notes or the Exchange Note Guarantees or for any indebtedness refinanced by the Exchange Notes and at the time of the issuance of that indebtedness or those Exchange Note Guarantees, KCS or the Exchange Note Guarantors were insolvent, were rendered insolvent by reason of that incurrence, were engaged in a business or transaction for which KCS’s or the Exchange Note Guarantors’ remaining assets constituted unreasonably small capital, intended to incur, or believed that KCS or the Exchange Note Guarantors would incur, debts beyond any of their ability to pay such debts as they became due, or that any of KCS or the Exchange Notes Guarantors intended to hinder, delay or defraud its creditors, then that court could, among other things, (i) void all or a portion of KCS’s obligations to the holders of the Exchange Notes or the Exchange Note Guarantors’ obligations under the Exchange Note Guarantees, (ii) subordinate all or a portion of the payments made to holders of the Exchange Notes (or the Exchange Note Guarantees) to KCS’s (or the Exchange Note Guarantors’) other existing and future indebtedness to a greater extent than would otherwise be the case, the effect of which would be to entitle those other creditors to be paid in full before any payment could be made on the Exchange Notes. The measure of insolvency for purposes of the foregoing will vary depending upon the law of the relevant jurisdiction. Generally, however, a company would be considered insolvent for purposes of the foregoing if the sum of that company’s debts was greater than all of that company’s assets at a fair valuation, or if the present fair saleable value of that company’s assets was less than the amount that would be required to pay the probable liability on its existing debts as they become absolute and due. There can be no assurance as to what standards a court would apply to determine whether KCS or the Exchange Note Guarantors were solvent at the relevant time, or whether, whatever standard was applied, the Exchange Note Guarantees would not be voided on any of the grounds set forth above.

USE OF PROCEEDS

We will not receive any proceeds from the Exchange Offers. Any Outstanding Notes that are validly tendered and exchanged pursuant to the Exchange Offers will be retired and cancelled. Accordingly, issuance of the Exchange Notes will not result in any change in our capitalization.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents our ratio of earnings to fixed charges for the historical periods indicated.

	For the Three Months Ended March 31,	For the Year Ended December 31,
	2016	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges(1)	6.6	7.4	8.2	5.6	5.5	3.7

(1)	For purposes of computing the ratio of earnings to fixed charges, “earnings” represent pretax income from continuing operations, excluding equity in earnings of affiliates, plus interest expense, portion of rents representative of an appropriate interest factor and distributed income of equity investments. “Fixed charges” consist of interest expense, capitalized interest and the portion of rents representative of an appropriate interest factor.

THE EXCHANGE OFFERS

Terms of the Exchange Offers; Period for Tendering Outstanding Notes

Subject to terms and conditions detailed in this prospectus, we will accept for exchange Outstanding Notes that are validly tendered on or prior to the Expiration Date with respect to the applicable Exchange Offer and not validly withdrawn as permitted below. The term “Expiration Date” means the latest time and date to which the applicable Exchange Offer is extended. This prospectus, together with the letter of transmittal, is first being sent on or about the date hereof, to all holders of Outstanding Notes known to us.

We expressly reserve the right, at any time, to extend the period of time during which any or all of the Exchange Offers are open, and delay acceptance for exchange of the applicable Outstanding Notes, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all applicable Outstanding Notes previously tendered will remain subject to the applicable Exchange Offer and may be accepted for exchange by us. Any Outstanding Notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the Expiration Date or termination of the applicable Exchange Offer, as applicable.

Outstanding Notes tendered in the Exchange Offers must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof; provided that the untendered portion of an Outstanding Note or the portion thereof not accepted for exchange must be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We expressly reserve the right to amend or terminate any or all of the Exchange Offers, and not to accept for exchange any of the applicable Outstanding Notes, upon the occurrence of any of the conditions of the Exchange Offers specified in the section entitled “Summary Description of the Exchange Offers—Conditions to the Exchange Offers”; provided, however, that if we amend an Exchange Offer to make a material change, including the waiver of a material condition, we will extend the applicable Exchange Offer, if necessary, to keep such Exchange Offer open for at least five business days after such amendment or waiver is published, sent or given to the holders of the Outstanding Notes. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Outstanding Notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date for such offer.

Procedures for Tendering Outstanding Notes

The tender to us of Outstanding Notes by you as set forth below and our acceptance of the Outstanding Notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender Outstanding Notes for exchange pursuant to the Exchange Offers, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an Agent’s Message in lieu of such letter of transmittal, to the Exchange Agent at the address set forth in the section entitled “—Exchange Agent” on or prior to the Expiration Date. In addition, either:

•	certificates for such Outstanding Notes must be received by the Exchange Agent along with the letter of transmittal; or

•	a timely confirmation of a book-entry transfer (a “Book-Entry Confirmation”) of such Outstanding Notes, if such procedure is available, into the Exchange Agent’s account at DTC pursuant to the procedure for book-entry transfer must be received by the Exchange Agent, prior to the Expiration Date, with the letter of transmittal or an Agent’s Message in lieu of such letter of transmittal.

The term “Agent’s Message” means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

The method of delivery of Outstanding Notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or Outstanding Notes should be sent to us.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Outstanding Notes surrendered for exchange are tendered:

•	by a holder of the Outstanding Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an Eligible Institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an “Eligible Institution”). If Outstanding Notes are registered in the name of a person other than the signer of the letter of transmittal, the Outstanding Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an Eligible Institution.

We, in our sole discretion, will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Outstanding Notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular Outstanding Note not validly tendered or to not accept any particular Outstanding Note which acceptance might, in our judgment or our counsel’s, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the Exchange Offers as to any particular Outstanding Note either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Outstanding Notes in the Exchange Offers). Our interpretation of the term and conditions of the Exchange Offers as to any particular Outstanding Note either before or after the Expiration Date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes for exchange must be cured within such time as we shall determine. We are not, nor is the Exchange Agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of Outstanding Notes for exchange, and no one will be liable for failing to provide such notification.

If the letter of transmittal is signed by a person or persons other than the registered holder or holders of Outstanding Notes, such Outstanding Notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the Outstanding Notes.

If the letter of transmittal or any Outstanding Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the Exchange Agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

By tendering Outstanding Notes, you represent to us that, among other things, the Exchange Notes acquired pursuant to the Exchange Offers are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder and that neither the holder nor such other person has any arrangement or understanding with any person, to participate in the distribution of the Exchange Notes. In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes.

However, any purchaser of Outstanding Notes who is our affiliate, who intends to participate in the Exchange Offers for the purpose of distributing the Exchange Notes or a broker-dealer that acquired Outstanding Notes in a transaction other than as part of its trading or market-making activities and who has arranged or has an understanding with any person to participate in the distribution of the Outstanding Notes:

•	cannot rely on the applicable interpretations of the staff of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.” The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction or waiver of all of the conditions to the Exchange Offers, we will accept, promptly after the Expiration Date, all Outstanding Notes validly tendered and will issue the Exchange Notes promptly after the Expiration Date. See “Summary Description of the Exchange Offers—Conditions to the Exchange Offers.” For purposes of the Exchange Offers, we will be deemed to have accepted validly tendered Outstanding Notes for exchange if and when we give oral (confirmed in writing) or written notice to the Exchange Agent.

The holder of each Outstanding Note accepted for exchange will receive an Exchange Note in the amount equal to the surrendered Outstanding Note. Holders of Exchange Notes will receive interest accruing from the most recent date to which interest has been paid on the Outstanding Notes, unless the record date for the first interest payment date after the consummation of the Exchange Offers preceded such date of consummation, in which case the interest payable on such interest payment date will be paid to the holders of the Outstanding Notes.

In all cases, issuance of Exchange Notes for Outstanding Notes that are accepted for exchange will be made only after timely receipt by the Exchange Agent of:

•	certificates for Outstanding Notes or a timely Book-Entry Confirmation of such Outstanding Notes into the Exchange Agent’s account at DTC;

•	a properly completed and duly executed letter of transmittal or an Agent’s Message in lieu thereof; and

•	all other required documents.

If any tendered Outstanding Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offers or if Outstanding Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Outstanding Notes will be returned without expense to the tendering holder (or, in the case of Outstanding Notes tendered by book-entry transfer into the Exchange Agent’s account at DTC pursuant to the book-entry procedures described below, such non-exchanged Outstanding Notes will be credited to an account maintained with DTC promptly after the Expiration Date or termination of the applicable Exchange Offer) promptly after the Expiration Date or termination of the applicable Exchange Offer, as applicable.

Book-Entry Transfers

For purposes of the Exchange Offers, the Exchange Agent will request that an account be established with respect to the Outstanding Notes at DTC within two business days after the date of this prospectus, unless the Exchange Agent has already established an account with DTC suitable for the Exchange Offers. Any financial institution that is a participant in DTC may make book-entry delivery of Outstanding Notes by causing DTC to transfer such Outstanding Notes into the Exchange Agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of Outstanding Notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an Agent’s Message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth in the section entitled “—Exchange Agent” on or prior to the Expiration Date.

Withdrawal Rights

You may validly withdraw your tender of Outstanding Notes at any time prior to the Expiration Date. To be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth in the section entitled “—Exchange Agent.” This notice must specify:

•	the name of the person having tendered the Outstanding Notes to be withdrawn;

•	the Outstanding Notes to be withdrawn (including the principal amount of such Outstanding Notes); and

•	where certificates for Outstanding Notes have been transmitted, the name in which such Outstanding Notes are registered, if different from that of the withdrawing holder.

If certificates for Outstanding Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution, unless such holder is an Eligible Institution. If Outstanding Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Outstanding Notes and otherwise comply with the procedures of DTC.

We, in our sole discretion, will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offers. Any Outstanding Notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder promptly after the Expiration Date (or, in the case of Outstanding Notes tendered by book-entry transfer into the Exchange Agent’s account at DTC pursuant to the book-entry transfer procedures described above, such Outstanding Notes will be credited to an account maintained with DTC for the Outstanding Notes as soon as practicable after withdrawal, rejection of tender or termination of the applicable Exchange Offer) or termination of the applicable Exchange Offer, as applicable. Properly withdrawn Outstanding Notes may be retendered by following one of the procedures described in the section entitled “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the Expiration Date.

Exchange Agent

U.S. Bank National Association will be appointed Exchange Agent for the Exchange Offers. Questions and requests for assistance and requests for additional copies of this prospectus or the letter of transmittal should be addressed to the Exchange Agent as follows:

By Hand Delivery, Registered Mail or Overnight Carrier

U.S. Bank National Association

Attn: Specialized Finance

111 Fillmore Avenue

St. Paul, MN 55107-1402

Facsimile Transmission:

(651) 466-7367

Confirm by Telephone:

(800) 934-6802

For Information With Respect to the Exchange Offers, Call:

the Exchange Agent at (800) 934-6802 or go to

www.usbank.com/corp_trust/bondholder_contact.html

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

We will pay the Exchange Agent customary fees for its services, reimburse the Exchange Agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the Exchange Notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offers.

Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates’ officers and regular employees.

Accounting Treatment

We will record the Exchange Notes at the same carrying value as the Outstanding Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the Exchange Offers will be expensed as incurred.

Consequences of Exchanging or Failing to Exchange Outstanding Notes

Upon completion of the Exchange Offers, with respect to each series of Exchange Notes to be issued in the applicable Exchange Offer, KCS may redeem any related Outstanding Notes that are not exchanged in the applicable Exchange Offer in an amount up to 2% of the original aggregate principal amount of such Outstanding Notes at a redemption price of 100% of their principal amount plus accrued interest to but not including the redemption date. If you do not exchange your Outstanding Notes for Exchange Notes in the Exchange Offers, and your Outstanding Notes are not redeemed by us as described in the preceding sentence, your Outstanding

Notes will continue to be subject to the provisions of the indentures relating to the Exchange Notes regarding transfer and exchange of the Outstanding Notes. These transfer restrictions are required because the Outstanding Notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Outstanding Notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the Outstanding Notes under the Securities Act. Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the Exchange Notes you receive in the Exchange Offers may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the Exchange Notes if:

•	you are our “affiliate,” as defined in Rule 405 under the Securities Act;

•	you are not acquiring the Exchange Notes in the Exchange Offers in the ordinary course of your business; or

•	you have an arrangement or understanding with any person to participate in the “distribution,” as defined in the Securities Act, of the Exchange Notes you will receive in the Exchange Offers.

We do not intend to request the SEC to consider, and the SEC has not considered, the Exchange Offers in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the Exchange Offers as in the circumstances described in the no-action letters discussed above. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and has no arrangement or understanding to participate in a distribution of Exchange Notes. If you are our affiliate, are engaged in or intend to engage in a distribution of the Exchange Notes or have any arrangement or understanding with respect to the distribution of the Exchange Notes you will receive in the Exchange Offers, you may not rely on the applicable interpretations of the staff of the SEC and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the Exchange Notes. If you are a participating broker-dealer, you must acknowledge that you will deliver a prospectus in connection with any resale of the Exchange Notes. In addition, to comply with state securities laws, you may not offer or sell the Exchange Notes in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The offer and sale of the Exchange Notes to “qualified institutional buyers” (as defined in Rule 144A of the Securities Act) is generally exempt from registration or qualification under state securities laws. We do not plan to register or qualify the sale of the Exchange Notes in any state where an exemption from registration or qualification is required and not available.

DESCRIPTION OF EXCHANGE NOTES

We issued the Outstanding Notes and will issue the Exchange Notes (collectively, the “Notes”) under a base indenture, dated as of December 9, 2015 (the “Base Indenture”) among KCS, as issuer, KCSR and certain of its subsidiaries, as guarantors, and U.S. Bank National Association, as trustee, as supplemented by a separate supplemental indenture with respect to each series of Notes (each, a “Supplemental Indenture”). In this description, unless otherwise specified, the word “Indenture” shall be deemed to refer to the Base Indenture, as supplemented by the applicable Supplemental Indenture.

The following description is a summary of certain provisions of the Indenture, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including those provisions made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. KCS and the Note Guarantors urge you to read the Indenture because it, and not this description, defines your rights as a holder of the applicable Exchange Notes.

You can find the definitions of certain capitalized terms used in the following description under the subheading “—Certain Definitions.” Defined terms used but not defined in this description under the subheading “—Certain Definitions” have the meanings assigned to them in the Indenture. In this description, references to “KCS” refer only to Kansas City Southern and not any of its subsidiaries.

The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

The terms of the Exchange Notes are substantially identical to the terms of the Outstanding Notes, except with respect to transfer restrictions, registration rights and additional interest.

Principal, Maturity and Interest

In this offering, KCS will issue:

(1)	up to $244,820,000 in aggregate principal amount of Floating Rate Senior Notes due 2016 (the “2016 Exchange Notes”). The 2016 Exchange Notes will bear interest at a floating rate per annum equal to the three-month U.S. dollar London Interbank Offered Rate (“LIBOR”), determined as described below, plus 70 basis points (0.70%) (the “Spread”), and will mature on October 28, 2016. Interest on the 2016 Exchange Notes will be payable on July 28, 2016 and October 28, 2016 (each a “2016 Notes Interest Payment Date”). Interest will be payable to the holders of record of the 2016 Exchange Notes at the close of business on the fifteenth calendar day prior to each 2016 Notes Interest Payment Date, whether or not such day is a Business Day;

(2)	up to $257,346,000 in aggregate principal amount of 2.35% Senior Notes due 2020 (the “2020 Exchange Notes”). The 2020 Exchange Notes will bear interest at 2.35% per annum, and will mature on May 15, 2020. Interest on the 2020 Exchange Notes will be payable semiannually on May 15 and November 15 of each year, commencing on November 15, 2016, to the holders of record at the close of business on the immediately preceding May 1 and November 1;

(3)	up to $439,123,000 in aggregate principal amount of 3.00% Senior Notes due 2023 (the “3.00% 2023 Exchange Notes”). The 3.00% 2023 Exchange Notes will bear interest at 3.00% per annum, and will mature on May 15, 2023. Interest on the 3.00% 2023 Exchange Notes will be payable semiannually on May 15 and November 15 of each year, commencing on November 15, 2016, to the holders of record at the close of business on the immediately preceding May 1 and November 1;

(4)

up to $199,224,000 in aggregate principal amount of 3.85% Senior Notes due 2023 (the “3.85% 2023 Exchange Notes”). The 3.85% 2023 Exchange Notes will bear interest at 3.85% per annum, and will mature on November 15, 2023. Interest on the 3.85% 2023 Exchange Notes will be payable semiannually on May 15 and November 15 of each year, commencing on November 15, 2016, to the holders of record at the close of business on the immediately preceding May 1 and November 1;

(5)	up to $448,651,000 in aggregate principal amount of 4.30% Senior Notes due 2043 (the “2043 Exchange Notes”). The 2043 Exchange Notes will bear interest at 4.30% per annum, and will mature on May 15, 2043. Interest on the 2043 Exchange Notes will be payable semiannually on May 15 and November 15 of each year, commencing on November 15, 2016, to the holders of record at the close of business on the immediately preceding May 1 and November 1; and

(6)	up to $499,165,000 in aggregate principal amount of 4.95% Senior Notes due 2045 (the “2045 Exchange Notes”). The 2045 Exchange Notes will bear interest at 4.95% per annum, and will mature on August 15, 2045. Interest on the 2045 Exchange Notes will be payable semiannually on February 15 and August 15 of each year, commencing on August 15, 2016, to the holders of record at the close of business on the immediately preceding February 1 and August 1.

Interest on the Exchange Notes, other than the 2016 Exchange Notes, will be computed on the basis of a 360-day year comprising twelve 30-day months. Interest on the 2016 Exchange Notes will be computed on the basis of actual number of calendar days in the calculation period divided by 360. Interest on the Exchange Notes of a series will accrue from the most recent date on which interest has been paid on the corresponding series of Outstanding Notes or, if no interest has been paid, from and including the date of issuance of the corresponding series of Outstanding Notes.

KCS may, without the consent of the holders, issue additional Notes of any series (“Additional Notes”) having the same terms as the Notes of such series, except for the public offering price and the issue date and, if applicable, the initial interest accrual date and the initial interest payment date. Any Additional Notes, together with the Notes of the same series, will constitute a single series of Notes and will vote together as one class on all matters with respect to such Notes; provided, however, that any Additional Notes that are not fungible with existing Notes of the same series for U.S. federal income tax purposes will have a separate CUSIP, ISIN and other identifying number from such existing Notes. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of Exchange Notes,” references to the Notes of a series include any Additional Notes of the same series actually issued.

Interest Rate for the 2016 Exchange Notes

The interest rate for the first 2016 Notes Interest Period (which ends on July 28, 2016) will be 1.33435%, which is the interest rate on the Outstanding 2016 Notes for the interest period ending on such date. The interest rate for the 2016 Notes Interest Period after the first 2016 Notes Interest Period will be the three-month U.S. dollar LIBOR, as determined on the applicable 2016 Notes Interest Determination Date, plus the Spread. The interest rate for the 2016 Exchange Notes will be reset quarterly on the 2016 Notes Interest Reset Date.

The calculation agent will determine the three-month U.S. dollar LIBOR in accordance with the following provisions: with respect to any 2016 Notes Interest Determination Date, the three-month U.S. dollar LIBOR will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars having a maturity of three months that appears on the designated LIBOR page (as described below) as of 11:00 a.m., London time, on such 2016 Notes Interest Determination Date. If the three-month U.S. dollar LIBOR does not appear on the designated LIBOR page, the three-month U.S. dollar LIBOR, in respect of such 2016 Notes Interest Determination Date, will be determined as follows: the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent (after consultation with KCS), to provide the calculation agent with its offered quotation for deposits in U.S. dollars for the period of three months commencing on the applicable 2016 Notes Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that 2016 Notes Interest Determination Date and in a principal amount of not less than $1,000,000 for a single transaction in U.S. dollars in such market at such time. If at least two quotations are provided, then the three-month U.S. dollar LIBOR on such 2016 Notes

Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, then the three-month U.S. dollar LIBOR on such 2016 Notes Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such 2016 Notes Interest Determination Date by three major banks in New York City selected by the calculation agent (after consultation with KCS) for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount of not less than $1,000,000 for a single transaction in U.S. dollars in such market at such time; provided, however, that if the banks selected by the calculation agent are not providing quotations in the manner described by this sentence, the three-month U.S. dollar LIBOR determined as of such 2016 Notes Interest Determination Date will be the three-month U.S. dollar LIBOR in effect with respect to the 2016 Exchange Notes prior to such 2016 Notes Interest Determination Date.

The designated LIBOR page shall be: (1) the Reuters screen “LIBOR01” or such other page as may replace the Reuters screen “LIBOR01” on that service or (2) if, on any 2016 Notes Interest Determination Date, the three-month U.S. dollar LIBOR does not appear or is not available on such date on the designated Reuters screen described in clause (1) above, the designated LIBOR page shall be Bloomberg L.P. page “BBAM” or such other page as may replace Bloomberg L.P. page “BBAM” on that service. All percentages resulting from any calculation of any interest rate for the 2016 Exchange Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 3.876545% (or .03876545) would be rounded to 3.87655% (or ..0387655)), and all U.S. dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward. Each calculation of the interest rate on the 2016 Exchange Notes by the calculation agent will (in the absence of manifest error) be final and binding on the holders of the 2016 Exchange Notes and KCS.

U.S. Bank National Association will act as calculation agent for the 2016 Exchange Notes.

Note Guarantees

The Exchange Notes will be unconditionally Guaranteed, jointly and severally, on an unsecured senior basis, by each of KCS’s current and future Domestic Subsidiaries that from time to time Guarantees the Credit Agreement or any other Debt of KCS or any of KCS’s Significant Subsidiaries that is a Guarantor. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Related to the Exchange Offers and Holding the Exchange Notes—The indebtedness represented by the Exchange Notes and the Note Guarantees may be unenforceable due to voidable transfer statutes.” For the avoidance of doubt, KCSM and any other foreign Subsidiaries of KCS will not Guarantee the Exchange Notes.

The Note Guarantee of a Guarantor will be released:

(1)	in connection with any sale, disposition or transfer of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) KCS or a Guarantor;

(2)	in connection with any sale, disposition or transfer of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) KCS or a Guarantor;

(3)	upon the release or discharge of such Guarantors’ Guarantee of the Credit Agreement or under the Debt that triggered such Guarantor’s Note Guarantee;

(4)	upon the liquidation or dissolution of such Guarantor; provided that no Default or Event of Default shall occur as a result thereof or has occurred and is continuing; or

(5)	upon defeasance or satisfaction and discharge of the Indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

Ranking

The Exchange Notes will be KCS’s general unsecured senior obligations and will rank equally in right of payment with all existing and future senior indebtedness of KCS and senior in right of payment to all of KCS’s future subordinated indebtedness. The Exchange Notes will be effectively subordinated to KCS’s secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all liabilities of any of KCS’s subsidiaries that are not Guarantors.

Each Note Guarantee will be a general unsecured senior obligation of that Guarantor, will rank equally in right of payment with all existing and future senior indebtedness of that Guarantor and senior in right of payment to any future subordinated indebtedness of that Guarantor. Each Note Guarantee will be effectively subordinated to any existing and future secured indebtedness of that Guarantor to the extent of the value of any collateral securing such indebtedness.

As of March 31, 2016, KCS and its subsidiaries had (a) $746.0 million of availability under the KCS Revolving Credit Facility and (b) total indebtedness of $2,368.6 million, consisting of (i) $2,171.6 million of senior indebtedness of KCS and the Guarantors, of which $54.5 million was secured indebtedness and (ii) $197.0 million of senior indebtedness of subsidiaries of KCS that are not Guarantors, and such subsidiaries had approximately 49% of KCS’s consolidated assets (excluding intercompany receivables and investments in consolidated subsidiaries). Moreover, such subsidiaries represented approximately 53% of KCS’s consolidated revenues for each of the fiscal year ended December 31, 2015 and the three months ended March 31, 2016. In addition, on May 16, 2016, KCS issued $250.0 million in aggregate principal amount of 3.125% Senior Notes due 2026.

Payments on the Exchange Notes

Principal of, premium, if any, and interest on the Exchange Notes will be payable, and the Exchange Notes may be exchanged or transferred, at the office of the applicable paying agent in The City of New York; provided that, at KCS’s option, payment of interest may be made by check mailed to the holders at their addresses as they appear in the applicable Exchange Notes register.

Optional Redemption

General

2016 Exchange Notes

Other than as provided under the caption “—Following the Exchange Offers,” KCS may not redeem the 2016 Exchange Notes prior to maturity.

2020 Exchange Notes

Prior to April 15, 2020 (the date that is one month prior to the maturity date), the 2020 Exchange Notes will be redeemable in whole or in part at any time and from time to time, at KCS’s option, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2020 Exchange Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2020 Exchange Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then-current Treasury Rate, plus 20 basis points, plus accrued interest to but excluding the redemption date.

On or after April 15, 2020 (the date that is one month prior to the maturity date), the 2020 Exchange Notes will be redeemable in whole or in part at any time and from time to time, at KCS’s option, at a redemption price equal to 100% of the principal amount of the 2020 Exchange Notes to be redeemed plus accrued interest to but excluding the redemption date.

3.00% 2023 Exchange Notes

Prior to February 15, 2023 (the date that is three months prior to the maturity date), the 3.00% 2023 Exchange Notes will be redeemable in whole or in part at any time and from time to time, at KCS’s option, at a redemption price equal to the greater of (i) 100% of the principal amount of the 3.00% 2023 Exchange Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 3.00% 2023 Exchange Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then-current Treasury Rate, plus 20 basis points, plus accrued interest to but excluding the redemption date.

On or after February 15, 2023 (the date that is three months prior to the maturity date), the 3.00% 2023 Exchange Notes will be redeemable in whole or in part at any time and from time to time, at KCS’s option, at a redemption price equal to 100% of the principal amount of the 3.00% 2023 Exchange Notes to be redeemed plus accrued interest to but excluding the redemption date.

3.85% 2023 Exchange Notes

Prior to August 15, 2023 (the date that is three months prior to the maturity date), the 3.85% 2023 Exchange Notes will be redeemable in whole or in part at any time and from time to time, at KCS’s option, at a redemption price equal to the greater of (i) 100% of the principal amount of the 3.85% 2023 Exchange Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 3.85% 2023 Exchange Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then-current Treasury Rate, plus 20 basis points, plus accrued interest to but excluding the redemption date.

On or after August 15, 2023 (the date that is three months prior to the maturity date), the 3.85% 2023 Exchange Notes will be redeemable in whole or in part at any time and from time to time, at KCS’s option, at a redemption price equal to 100% of the principal amount of 3.85% 2023 Exchange Notes to be redeemed plus accrued interest to but excluding the redemption date.

2043 Exchange Notes

Prior to November 15, 2042 (the date that is six months prior to the maturity date), the 2043 Exchange Notes will be redeemable in whole or in part at any time and from time to time, at KCS’s option, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2043 Exchange Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2043 Exchange Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at then-current Treasury Rate, plus 25 basis points, plus accrued interest to but excluding the redemption date.

On or after November 15, 2042 (the date that is six months prior to the maturity date), the 2043 Exchange Notes will be redeemable in whole or in part at any time and from time to time, at KCS’s option, at a redemption price equal to 100% of the principal amount of the 2043 Exchange Notes to be redeemed plus accrued interest to but excluding the redemption date.

2045 Exchange Notes

Prior to February 15, 2045 (the date that is six months prior to the maturity date), the 2045 Exchange Notes will be redeemable in whole or in part at any time and from time to time, at KCS’s option, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2045 Exchange Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2045 Exchange Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then-current Treasury Rate, plus 30 basis points, plus accrued interest to but excluding the redemption date.

On or after February 15, 2045 (the date that is six months prior to the maturity date), the 2045 Exchange Notes will be redeemable in whole or in part at any time and from time to time, at KCS’s option, at a redemption price equal to 100% of the principal amount of the 2045 Exchange Notes to be redeemed plus accrued interest to but excluding the redemption date.

Following the Exchange Offers

Upon completion of the Exchange Offers, with respect to each series of Exchange Notes to be issued in the applicable Exchange Offer, KCS may redeem any related Outstanding Notes that are not exchanged in the applicable Exchange Offer in an amount up to 2% of the original aggregate principal amount of such Outstanding Notes at a redemption price of 100% of their principal amount plus accrued interest to but not including the redemption date.

Selection and Notice

In the case of any partial redemption, selection of the Exchange Notes of a particular series for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Exchange Notes are listed or, if such Exchange Notes are not listed on a national securities exchange, pro rata, by lot or by such other method as the trustee in its sole discretion shall deem to be fair and appropriate; provided that no Note of $2,000 in principal amount or less shall be redeemed in part.

Notice of the redemption will be mailed to holders of the Exchange Notes to be redeemed by first-class mail at least 30 and not more than 60 days prior to the redemption date, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of Exchange Notes or a satisfaction and discharge of an Indenture and redemption notices may be mailed not less than three days prior to a redemption date if the notice is issued with respect to Outstanding Notes to be redeemed as set forth under “—Optional Redemption—Following the Exchange Offers.” Notices of redemption may not be conditional.

If any Exchange Note is to be redeemed in part only, the notice of redemption relating to such Exchange Note shall state the portion of the principal amount at maturity thereof to be redeemed. An Exchange Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Exchange Note. On and after the redemption date, interest will cease to accrue on the Exchange Notes to be redeemed if KCS has deposited with the applicable paying agent funds in satisfaction of the redemption price.

Covenants

Limitation on Secured Indebtedness and Indebtedness of Non-Guarantor Subsidiaries

If KCS or any of KCS’s Significant Subsidiaries that is a Guarantor creates or permits any lien of any kind upon (1) any stock, whether owned on the Closing Date or thereafter acquired, of any of KCS’s Significant Subsidiaries that is a Guarantor or (2) any indebtedness, whether owned on the Closing Date or thereafter acquired, of KCS or any of KCS’s Significant Subsidiaries that is a Guarantor, in each case, to secure any Debt (other than, with respect to a series of Notes, the Notes of such series) of KCS, any of KCS’s Subsidiaries or any other person, KCS will cause the outstanding Notes of such series to be secured equally and ratably with that

Debt, unless the aggregate principal amount of all such secured Debt then outstanding (together with any Debt outstanding under clauses (1), (3), (4) and (5) of the following paragraph) would not exceed 10.0% of KCS’s Consolidated Net Assets. This provision does not restrict any other property of KCS or its Subsidiaries. Subject to the following paragraph, the Indenture will not prohibit the sale by KCS or any of its Subsidiaries of any stock or indebtedness of any Subsidiary, including any Significant Subsidiary.

In addition, KCS shall not permit any Subsidiary of KCS that is not a Guarantor to incur any Debt, except (1) Debt with a final maturity of not more than 365 days, (2) intercompany Debt owed to KCS or any of its Subsidiaries, (3) Debt of any joint venture to which KCS or any of its Subsidiaries is a party, (4) any Existing KCSM Notes and any Secured Debt of any Subsidiary of KCS that is not a Guarantor, in each case, outstanding on the Closing Date and (5) Debt not otherwise permitted by this paragraph in an aggregate principal amount, at any one time outstanding, not to exceed $150.0 million less the aggregate principal amount of any Existing KCSM Notes outstanding at the time of such incurrence (but not less than $0); provided that the limitations set forth in this paragraph shall not apply to Meridian Speedway, LLC.

Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs with respect to a series of Notes, KCS will be required to make an offer to each holder of such Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes of such series at a repurchase price in cash equal to 101% of the aggregate principal amount of such Notes repurchased plus accrued interest, if any, to, but excluding, the date of repurchase. Within 30 days following a Change of Control Repurchase Event with respect to a series of Notes or, at KCS’s option, prior to a Change of Control, but after the public announcement of the Change of Control, KCS will mail a notice to each holder of the Notes of such series, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase such Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring with respect to that series of Notes on or prior to the payment date specified in the notice. KCS will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of such Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of a series of Notes, KCS will comply with the applicable securities laws and regulations and will not be deemed to have breached KCS’s obligations under the Change of Control Repurchase Event provisions of such Notes by virtue of such conflict.

On the repurchase date following a Change of Control Repurchase Event with respect to a series of Notes, KCS will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes of such series properly tendered pursuant to KCS’s offer;

(2)	deposit with the applicable paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes of such series properly tendered; and

(3)	deliver or cause to be delivered to the trustee the Notes of such series properly accepted, together with an officers’ certificate stating the aggregate principal amount of such Notes being purchased by KCS.

The applicable paying agent will promptly mail to each holder of such Notes that are properly tendered the purchase price for such Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note of the same series equal in principal amount to any unpurchased portion of any such Notes surrendered; provided that each new Note will be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

KCS will not be required to make an offer to repurchase the Notes of a series upon a Change of Control Repurchase Event with respect to such series if (1) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by KCS and such third party purchases all Notes of such series properly tendered and not withdrawn under its offer or (2) notice of redemption for all outstanding Notes of such series has been given pursuant to the applicable Indenture as described above under the caption “—Optional Redemption.”

The Change of Control Repurchase Event feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of KCS and, thus, the removal of incumbent management. KCS could, in the future, enter into certain transactions, including asset sales, acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Repurchase Event under the Notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect KCS’s capital structure or credit ratings on the Notes.

Additional Guarantors

KCS shall cause each Domestic Subsidiary that Guarantees the Credit Agreement or any other Debt of KCS or any of KCS’s Significant Subsidiaries that is a Guarantor to become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 30 days of becoming a guarantor of such Debt; provided that, for avoidance of doubt, none of KCSM or any other foreign Subsidiary of KCS shall be required to become a Guarantor.

Reports

Whether or not KCS is required to file reports with the SEC, KCS shall file with the SEC all such reports and other information when and as KCS would be required to file with the SEC by Sections 13(a) or 15(d) under the Exchange Act if KCS were subject thereto, unless the SEC does not permit such filings, in which case KCS shall provide such reports and other information to the trustee (within the same time periods that would be applicable if KCS were required and permitted to file reports with the SEC) and instruct the trustee to mail such reports and other information to holders of the Notes at their addresses set forth on the applicable Notes register. KCS shall supply the trustee and each holder of Notes of a series or shall supply to the trustee for forwarding to each such holder, without cost to such holder, copies of such reports and other information. Notwithstanding the foregoing sentence, the trustee and each holder of Notes of a series shall be deemed to have been supplied the foregoing reports and other information at the time the trustee or such holder may electronically access such reports and other information by means of the SEC’s homepage on the internet or at KCS’s homepage on the internet.

Furthermore, KCS agrees that, for so long as any Notes remain outstanding, it will furnish to the holders of Notes, beneficial owners of the Notes, bona fide prospective investors, securities analysts and market makers, upon their request, the reports described above and any other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Merger, Consolidation and Sale of Assets

Neither KCS nor any Guarantor will consolidate with, merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into KCS or such Guarantor unless:

(1)

KCS or such Guarantor shall be the continuing Person, or the Person (if other than KCS or such Guarantor) formed by such consolidation or into which KCS or such Guarantor is merged or that acquired or leased such property and its assets shall be a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia (or in the case of a Guarantor, a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the jurisdiction under which such Guarantor was organized) and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all of the obligations of KCS or such Guarantor under the applicable Notes, the applicable Note Guarantee, the applicable Indenture and the registration rights agreement, as applicable; provided that this clause (1) shall not apply with respect to a Guarantor whose Note Guarantee is released as described in the second paragraph under the caption “—Note Guarantees”;

(2)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(3)	KCS delivers to the trustee an officers’ certificate and opinion of counsel, in each case stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other deposition and such supplemental indenture complies with this covenant.

Events of Default

Each of the following is an “Event of Default” with respect to a series of Notes:

(1)	default in the payment of principal of (or premium, if any, on) any Note of such series when the same becomes due at maturity, upon acceleration, redemption or otherwise;

(2)	default in the payment of interest on any Note of such series when due and such default continues for a period of 30 days;

(3)	default in the performance of any covenant of KCS or a Guarantor in the Indenture (other than a default specified in clause (1) or (2) above), and such default continues for a period of 90 days after written notice by the trustee with respect to such series or the holders of 25% or more in aggregate principal amount of the Notes of such series;

(4)	a court having jurisdiction in the premises enters a decree or order for:

(A)	relief in respect of KCS or a Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,

(B)	appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for KCS or a Guarantor or for all or substantially all of the property and assets of KCS or a Guarantor, or

(C)	the winding-up or liquidation of the affairs of KCS or a Guarantor;

and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

(5)	KCS or a Guarantor:

(A)	commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law,

(B)	consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for KCS or a Guarantor or for all or substantially all of the property and assets of KCS or a Guarantor, or

(C)	effects any general assignment for the benefit of creditors;

(6)	any Note Guarantee of such series ceases to be in full force and effect (except as contemplated by the terms of the applicable Indenture) or any Guarantor or Person acting on behalf of such Guarantor denies or disaffirms such Guarantor’s obligations under such Indenture or any such Note Guarantee and such default continues for a period of 10 days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the Notes of such series; and

(7) (A)	the Concession Title shall cease to grant to KCSM the rights provided therein as of the Closing Date and such cessation has had a material adverse effect on KCS and its Subsidiaries taken as a whole,

(B)	(x) the Concession Title shall for any reason be terminated and not reinstated within 30 days or (y) rights provided therein which were originally exclusive to KCSM shall become nonexclusive and the cessation of such exclusivity has had a material adverse effect on KCS and its Subsidiaries taken as a whole, or

(C)	the operations of the Northeast Rail Lines shall be commandeered or repossessed (a requisa) for a period of 90 days or more.

If an Event of Default described above shall have occurred and is continuing with respect to a series of Notes, either the trustee or the holders of at least 25% in aggregate principal amount of the Notes of such series then outstanding may declare all outstanding Notes of such series to be due and payable immediately. The holders of a majority in aggregate principal amount of a series of Notes then outstanding may, by notice to the trustee, on behalf of the holders of all of Notes of such series, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the applicable Indenture, except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, such Notes. For information as to the waiver of Defaults, see “—Amendment, Supplement and Waiver.”

The holders of a majority in aggregate principal amount of a series of Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of Notes. However, the trustee may refuse to follow any direction that conflicts with law or the applicable Indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of Notes of such series not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of Notes of such series. A holder may not pursue any remedy with respect to an Indenture or the Notes of a series unless:

•	the holder gives the trustee written notice of a continuing Event of Default;

•	the holders of at least 25% in aggregate principal amount of outstanding Notes of such series make a written request to the trustee to pursue the remedy;

•	such holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding Notes of such series do not give the trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any holder of Notes of such series to receive payment of the principal of, premium, if any, or interest on, such Notes or to bring suit for the enforcement of any such payment, on or after the due date expressed in such Notes, which right shall not be impaired or affected without the consent of the holder.

The Indenture requires certain of the KCS’s officers to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of KCS’s activities and those of the Guarantors and of KCS’s and the Guarantors’ performance under the Indenture and that, to the best of such person’s knowledge, KCS and the Guarantors have fulfilled all obligations thereunder, or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default and the nature and status thereof. KCS is also obligated to notify the trustee of any Default or Defaults in the performance of any covenants or agreements under the Indenture.

Legal Defeasance and Covenant Defeasance

KCS may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations with respect to the outstanding Notes of a series and all obligations of the Guarantors with respect to the Note Guarantees thereof discharged (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding Notes of such series to receive payments in respect of the principal of, or interest, or premium, if any, on, such Notes when such payments are due from the trust referred to below;

(2)	KCS’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and the obligations of KCS and the Guarantors in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance provisions of the Indenture.

In addition, KCS may, at its option and at any time, elect to have the obligations of KCS and the Guarantors with respect to a series of Notes released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to such Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default with respect to such Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	KCS must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the Notes of such series, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest, and premium, if any, on, the outstanding Notes of such series on the Stated Maturity thereof or on the applicable redemption date, as the case may be, and KCS must specify whether such Notes are being defeased to such Stated Maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, KCS must deliver to the trustee an opinion of counsel (or opinions of counsel) confirming that (x) KCS has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, KCS must deliver to the trustee an opinion of counsel (or opinions of counsel) confirming that the holders of the outstanding Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default with respect to such Notes has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or liens securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a Default under, any other instrument to which KCS is a party or by which KCS is bound;

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a Default under, any material agreement or instrument (other than the Indenture) to which KCS or any of its Subsidiaries is a party or by which KCS or any of its Subsidiaries is bound;

(6)	KCS must deliver to the trustee an officers’ certificate stating that the deposit was not made by KCS with the intent of preferring the holders of Notes of such series over the other creditors of KCS with the intent of defeating, hindering, delaying or defrauding any creditors of KCS or others; and

(7)	KCS must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes of a series issued thereunder when:

(1)	either:

(A)	all Notes that have been authenticated thereunder, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to KCS, have been delivered to the trustee for cancellation; or

(B)	all Notes issued thereunder that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and KCS has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of such Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the Stated Maturity or redemption, as the case may be;

(2)	no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or liens securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which KCS is a party or by which KCS is bound;

(3)	KCS has paid or caused to be paid all sums payable by it under the Indenture with respect to such Notes; and

(4)	KCS has delivered irrevocable instructions to the trustee under the Indenture with respect to such Notes to apply the deposited money toward the payment of such Notes issued thereunder at Stated Maturity or on the redemption date, as the case may be.

In addition, KCS must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, the Notes of a series and the Note Guarantees thereof may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of Notes of such series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes of a series or Note Guarantee thereof may be waived with the consent of the holders of a majority in aggregate principal amount of then outstanding Notes of such series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes).

Without the consent of each holder of Notes affected, an amendment, supplement or waiver may not:

•	change the Stated Maturity of the principal of, or any installment of interest on, any Note;

•	reduce the principal amount of, or premium, if any, or interest on, any Note;

•	change the place or currency of payment of principal of, or premium, if any, or interest on, any Note;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

•	reduce the percentage or principal amount of outstanding Notes, the consent of whose holders is necessary to modify or amend the applicable Indenture or waive compliance with certain provisions of the applicable Indenture or waive certain Defaults;

•	waive a Default in the payment of principal of, premium, if any, or interest on, the Notes; or

•	release any Guarantor from any of its obligations under its Note Guarantee or the applicable Indenture, except as set forth under the caption “—Note Guarantees.”

Notwithstanding the preceding, without the consent of any holder of Notes, KCS, the Guarantors and the trustee may amend or supplement an Indenture, the Notes and the Note Guarantees:

•	to cure any ambiguity, omission, mistake, defect or inconsistency;

•	to provide for uncertificated Notes in addition to or in place of certificated Notes;

•	to provide for the assumption of the obligations of KCS or a Guarantor to holders of the Notes and the Note Guarantees in the case of a merger or consolidation or a sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the assets of KCS or such Guarantor, as applicable, in accordance with the terms of the Indenture;

•	to make any change that would provide any additional rights or benefits to the holders of any Notes or that does not adversely affect the legal rights under the Indenture of any such holder;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of an Indenture under the Trust Indenture Act;

•	to conform the text of an Indenture, the Note Guarantees and the Notes to any provision of the Description of KCS Notes section of the Confidential Offering Memorandum and Consent Solicitation Statement dated November 9, 2015, to the extent that such provision in such Description of KCS Notes was intended to be a verbatim recitation of a provision thereof;

•	to add a Guarantor or release any Guarantor from its Note Guarantee if such release is in accordance with the terms of an Indenture; or

•	to provide for the issuance of Additional Notes in accordance with the limitations set forth in the applicable Indenture.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

Each Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the Notes issued thereunder or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of KCS or any Guarantor in the Indenture, or in any of the Notes or the Note Guarantees or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of KCS, any Guarantor or of any successor Person thereof. Each holder, by accepting the Notes, waives and releases all such liability.

Notices

All notices shall be deemed to have been given upon the mailing by first class mail, postage prepaid, of such notices to holders at their registered addresses as recorded in the applicable Notes register, not later than the latest date, and not earlier than the earliest date, prescribed in the Indenture for the giving of such notice.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive notices.

Governing Law

The Notes, the Note Guarantees and the Indenture are governed by the laws of the State of New York.

Form and Denomination

Initially, each series of Exchange Notes will be represented by one or more registered notes in global form without interest coupons (collectively, the “Global Securities”). The Global Securities will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Global Securities will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC for credit to the respective accounts of the purchaser at DTC.

Except in the limited circumstances described below under “—Certificated Notes,” owners of beneficial interests in the Global Securities will not be entitled to receive physical delivery of Certificated Notes (as defined below). The Exchange Notes are not issuable in bearer form. The Global Securities may be transferred, in whole or in part, only to another nominee of DTC.

The Global Securities

Ownership of beneficial interests in a Global Security will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Investors may hold their interests in the Global Securities directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

So long as DTC, or its nominee, is the registered owner or holder of the Global Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Securities for all purposes under the Indenture and the Notes. No beneficial owner of an interest in a Global Security will be able to transfer that interest except in accordance with the applicable procedures of DTC, in addition to those provided for under the Indenture and, if applicable, those of Euroclear and Clearstream Banking. Payments of the principal of, premium, if any, and interest on, the Global Securities will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither KCS, the Guarantors, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

KCS expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a Global Security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount at maturity of such Global Security as shown on the records of DTC or its nominee. KCS also expects that payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream Banking will be effected in the ordinary way in accordance with their respective rules and operating procedures. KCS expects that DTC will take any action permitted to be taken by a holder of the Exchange Notes (including the presentation of Exchange Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Security is credited and only in respect of such portion of the aggregate principal amount at maturity of Exchange Notes as to which such participant or participants have given such direction. However, if there is an Event of Default, DTC will exchange the Global Securities for Certificated Notes, which it will distribute to its participants.

KCS understands that DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A under the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Although DTC, Euroclear and Clearstream Banking are expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Securities among participants of DTC, Euroclear and Clearstream Banking, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither KCS or the Guarantors nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream Banking or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

If DTC is at any time unwilling or unable to continue as a depositary for the Global Securities and a successor depositary is not appointed by KCS within 90 days, KCS will issue certificated notes (“Certificated Notes”) in exchange for the Global Securities. Holders of an interest in the Global Securities may receive Certificated Notes in accordance with DTC’s rules and procedures in addition to those provided for under the Indenture.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for the full definitions of all terms as well as any other capitalized term used herein for which no definition is provided.

“2016 Notes Interest Determination Date” means, for each 2016 Notes Interest Reset Date, the second London Business Day preceding such 2016 Notes Interest Reset Date.

“2016 Notes Interest Period” means the period beginning on, and including, a 2016 Notes Interest Payment Date and ending on, but not including, the following 2016 Notes Interest Payment Date.

“2016 Notes Interest Reset Date” means for each 2016 Notes Interest Period, other than the first 2016 Notes Interest Period, the first day of such 2016 Notes Interest Period.

“Below Investment Grade Ratings Event” means, on any day within the 60-day period (which period shall be extended so long as the rating of the applicable Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control or (2) public notice by KCS of the occurrence of a Change of Control or KCS’s intention to effect a Change of Control, the applicable Notes are rated below Investment Grade by two of the three Rating Agencies. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at KCS’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the ratings event).

“Business Day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which banking institutions and trust companies are open for business in New York, New York.

“Business Day Convention” means if any 2016 Notes Interest Payment Date in respect of any Outstanding 2016 Note or any 2016 Exchange Note (other than the maturity date) is not a Business Day, then such 2016 Notes Interest Payment Date will be postponed to the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case the 2016 Notes Interest Payment Date will be the immediately preceding Business Day. If any such 2016 Notes Interest Payment Date (other than the maturity date) is postponed or brought forward as described above, the interest amount will be adjusted accordingly and the holder will be entitled to more or less interest, respectively. If the maturity date in respect of the Outstanding 2016 Note or the 2016 Exchange Notes or any date fixed for redemption of the Outstanding 2016 Note or the 2016 Exchange Notes is not a Business Day, the payment of principal and interest will not be made until the next following Business Day, and no further interest will be paid in respect of the delay in such payment.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in the equity of such Person, whether now outstanding or issued after the Closing Date.

“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than KCS and its Subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the total Voting Stock of KCS or other Voting Stock into which KCS’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event.

“Closing Date” means the date on which the Outstanding Notes were originally issued under the Indenture.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (as measured from the date of redemption) (“Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the applicable Notes.

“Comparable Treasury Price” means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Concession Title” means KCSM’s right for a period of 30 years to be the exclusive provider (subject to certain trackage rights) of freight transportation services over the Northeast Rail Lines and for an additional 20 years to be a non-exclusive provider of such services granted by the Mexican government pursuant to the Concession Title, subject in all cases to the terms and conditions of the Concession Title, as in effect on June 23, 1997.

“Consolidated Net Assets” means total assets after deducting therefrom all current liabilities as set forth on the most recent publicly filed balance sheet of KCS and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

“Credit Agreement” means the Credit Agreement, dated as of the Closing Date, among KCS, the guarantors described therein, lenders thereunder and the other parties thereto, as amended or supplemented from time to time.

“Debt” means indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Domestic Subsidiary” means a Subsidiary of KCS that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Existing KCSM Notes” means any Floating Rate Senior Notes due 2016, 2.35% Senior Notes due 2020 and 3.00% Senior Notes due 2023, each issued by KCSM.

“Fitch” means Fitch Ratings, Inc.

“Government Securities” means direct obligations of, obligations fully and unconditionally guaranteed by, or participation in pools consisting solely of (or repurchase transactions relating to) obligations of or obligations fully and unconditionally guaranteed by the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of KCS thereof.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means each subsidiary of KCS that executes a Note Guarantee, and its successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by KCS.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P), a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by KCS.

“KCSM” means Kansas City Southern de México, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States.

“London Business Day” means any day which is not a Saturday, Sunday, or a day on which commercial banking institutions are authorized or obligated by law, regulation or executive order to be closed in London.

“Moody’s” means Moody’s Investors Service, Inc.

“Northeast Rail Lines” means that portion of the Mexican railroad system that is the subject of the Concession Title.

“Note Guarantee” means each Guarantee of the obligations with respect to the Notes issued by a Person pursuant to the terms of the Indenture.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“Rating Agency” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the applicable Notes or fails to make a rating of the applicable Notes publicly available for reasons outside of KCS’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by KCS (as certified by a resolution of KCS’s board of directors) as a replacement agency for Moody’s, S&P or Fitch, or all of them, as the case may be, with respect to such Notes.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC (or their respective affiliates that are primary Government Securities dealers) and their respective successors; provided, however, that if any Reference Treasury Dealer is not at the applicable time a primary Government Securities dealer (a “Primary Treasury Dealer”), KCS shall substitute therefor another Primary Treasury Dealer selected by it.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the Notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“S&P” means Standard & Poor’s Ratings Services, a division of Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc.

“Secured Debt” means Debt secured by a lien, mortgage, pledge, charge, security interest or encumbrance of any kind on any property or assets.

“Significant Subsidiary” means, at any date of determination, any of KCS’s Subsidiaries that, together with its Subsidiaries, (i) for KCS’s most recent fiscal year, accounted for more than 10.0% of the consolidated revenues of KCS and its Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10.0% of the consolidated assets of KCS and its Subsidiaries, in each case as set forth on KCS’s most recently available consolidated financial statements for such fiscal year.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of indebtedness, the date on which the payment of interest or principal is scheduled to be paid in the documentation governing such indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50.0% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Treasury Rate” means, on any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the applicable Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to such Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the related Comparable Treasury Issue, calculated using a price for that Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Voting Stock” means, with respect to any Person, all classes of Capital Stock of such Person then outstanding and entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The exchange of Outstanding Notes for Exchange Notes in the Exchange Offers will not result in a taxable event for U.S. federal income tax purposes. Accordingly, you will not recognize any income, gain or loss as a result of exchanging your Outstanding Notes for Exchange Notes in the Exchange Offers. Your holding period for an Exchange Note will include the holding period of the Outstanding Note exchanged therefor, and your tax basis in the Exchange Note will be the same as your tax basis in the Outstanding Note immediately before the exchange.

Persons considering the exchange of Outstanding Notes for Exchange Notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. KCS has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

KCS will not receive any proceeds from any sale of Exchange Notes by brokers-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offers may be sold from time to time in one or more transactions in the over-the counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offers and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the Expiration Date, KCS will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. KCS has agreed to pay all expenses incident to the Exchange Offers (including the expenses of one counsel for such broker-dealers) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Outstanding Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the Exchange Notes and the Exchange Note Guarantees will be passed upon for us by White & Case LLP, New York, New York, as to New York law. The validity of the Exchange Notes and the Exchange Note Guarantees will be passed upon for us by Husch Blackwell LLP, Kansas City, Missouri, as to certain matters of Illinois and Missouri law.

EXPERTS

The consolidated financial statements of Kansas City Southern as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We and the Exchange Note Guarantors have filed a registration statement on Form S-4 under the Securities Act with the SEC with respect to the Exchange Notes. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto. For further information about us and the Exchange Notes, reference is made to the registration statement and the exhibits and any schedules filed therewith and the documents incorporated by reference herein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

KCS files annual, quarterly and current reports, proxy and registration statements and other information with the SEC. You may read and copy any reports, statements, or other information that we file, including the registration statement, of which this prospectus forms a part, the exhibits and schedules filed with it, and the information incorporated by reference herein, without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC on the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

If for any reason we are not required to comply with the rules and regulations of the SEC we are still required under the indentures governing the Exchange Notes to furnish the holders of the Exchange Notes with the information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act to the extent provided in the indentures. See “Description of the Exchange Notes—Certain Covenants—Reports.” In addition, we have agreed that, for so long as any Notes remain outstanding, we will furnish to the holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered by Rule 144A(d)(4) under the Securities Act.

Until                      , 2016, all dealers effecting transactions in the Exchange Notes, whether or not participating in the Exchange Offers, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when selling Exchange Notes received in exchange for Outstanding Notes held for their own account.

KANSAS CITY SOUTHERN

OFFERS TO EXCHANGE

UP TO THE AMOUNT OF EACH SERIES OF THE EXCHANGE NOTES SPECIFIED ON THE FRONT COVER OF THIS PROSPECTUS AND THE RELATED GUARANTEES,

WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,

AS AMENDED,

FOR

ANY AND ALL OF ITS UNREGISTERED

OUTSTANDING NOTES OF THE SERIES SPECIFIED ON THE FRONT COVER OF THIS PROSPECTUS AND THE RELATED GUARANTEES

PROSPECTUS

                     , 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Delaware Corporations

Delaware General Corporation Law. Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was illegal. Section 145(b) of the DGCL provides that a Delaware corporation may indemnify officers, directors, employees and agents in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Under Section 145(c) of the DGCL, where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such person against the expenses (including attorney’s fees) which he or she actually and reasonably incurred.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

Kansas City Southern

Certificate of Incorporation and Bylaws. Article 16 of the restated certificate of incorporation of KCS provides that, to the fullest extent permitted by the DGCL, no director of KCS shall be liable to KCS or its stockholders for money damages for breach of fiduciary duty as a director.

Article X of the bylaws of KCS, as amended and restated (the “KCS Bylaws”), provides that each person who at any time is, or shall have been, a director, officer or employee of KCS, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer or employee of KCS, or served at the request of KCS as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expense (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent provided under Section 145 of the DGCL. Article X of the KCS Bylaws further provides that the right to indemnification conferred on directors and officers thereunder shall include the right to have KCS pay the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL so requires, the payment of such expenses incurred shall be made only upon delivery to KCS of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified under the KCS Bylaws.

The Kansas City Northern Railway Company

Certificate of Incorporation and Bylaws. Article VIII of the certificate of incorporation of the Kansas City Northern Railway Company (“KCNRC”) provides that directors and officers of KCNRC shall be indemnified to the maximum extent permitted by law. Article IX of the certificate of incorporation the KCNRC further provides that directors shall not be personally liable to the corporation or its stockholders for money damages for breach of fiduciary duty, except to the extent such exception from liability or limitation thereof is not permitted under the DGCL.

Article VII of the amended and restated bylaws of KCNRC provides that each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any proceeding because he or she is a person who is, was, or had agreed to become a director, officer, employee, agent or a delegate of KCNRC or the legal representative of any of the foregoing, shall be indemnified and held harmless by KCNRC to the fullest extent permitted under the DGCL. Article VII of the amended and restated bylaws further provides that expenses (including attorneys’ fees) incurred shall be paid by KCNRC in advance of the final disposition of such proceeding upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by KCNRC; provided, that in connection with a proceeding initiated by such person, KCNRC shall pay said expenses in advance of final disposition only if such proceeding was authorized by the board of directors. If a claim or advancement of expenses, as the case may be, are not promptly paid in full by KCNRC after a written claim or request, as applicable, has been received, the claimant may at any time thereafter bring suit against KCNRC to recover the unpaid amount of the claim or the advancement of expenses.

Trans-Serve, Inc.

Certificate of Incorporation and Bylaws. Article Thirteen of the amended certificate of incorporation of Trans-Serve, Inc. (“TSI”) provides that each person who at any time is, or shall have been, a director or officer of TSI, and who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of TSI, or served at the request of TSI as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by TSI against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such officer or director in connection with any such action, suit or proceeding to the full extent permitted by Delaware law. Article Fourteen of the amended certificate of incorporation of TSI further provides that a director shall not be personally liable to the corporation or its stockholders for money damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

Article VII of the amended and restated bylaws of TSI provides that each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any proceeding because he or she is a person who is, was, or had agreed to become a director, officer, employee, agent or a delegate of TSI or the legal representative of any of the foregoing, shall be indemnified and held harmless by TSI to the fullest extent permitted under the DGCL. Article VII of the amended and restated bylaws further provides that expenses (including attorneys’ fees) incurred shall be paid by TSI in advance of the final disposition of such proceeding upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by TSI; provided, that in connection with a proceeding initiated by such person, TSI shall pay said expenses in advance of final disposition only if such proceeding was authorized by the board of directors. If a claim or advancement of expenses, as the case may be, are not promptly paid in full by TSI after a written claim or request, as applicable, has been received, the claimant may at any time thereafter bring suit against TSI to recover the unpaid amount of the claim or the advancement of expenses.

KCS Holdings I, Inc.

Certificate of Incorporation and Bylaws. Article Seven of the certificate of incorporation of KCS Holdings I, Inc. (“KCSH”) provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of KCSH or is or was serving at the request of KCSH as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by KCSH to the fullest extent authorized by the DGCL. Article Seven of the amended certificate of incorporation of KCSH further provides a director shall not be personally liable to the corporation or its stockholders for money damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

Article VII of the amended and restated bylaws of KCSH provides that each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any proceeding because he or she is a person who is, was, or had agreed to become a director, officer, employee, agent or a delegate of KCSH or the legal representative of any of the foregoing, shall be indemnified and held harmless by KCSH to the fullest extent permitted under the DGCL. Article VII of the amended and restated bylaws further provides that expenses (including attorneys’ fees) incurred shall be paid by KCSH in advance of the final disposition of such proceeding upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by KCSH; provided, that in connection with a proceeding initiated by such person, KCSH shall pay said expenses in advance of final disposition only if such proceeding was authorized by the board of directors. If a claim or advancement of expenses, as the case may be, are not promptly paid in full by KCSH after a written claim or request, as applicable, has been received, the claimant may at any time thereafter bring suit against KCSH to recover the unpaid amount of the claim or the advancement of expenses.

KCS Ventures I, Inc.

Certificate of Incorporation and Bylaws. Article Seven of the certificate of incorporation of KCS Ventures I, Inc. (“KCSV”) provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of KCSV or is or was serving at the request of KCSV as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by KCSV to the fullest extent authorized by the DGCL. Article Seven of the amended certificate of incorporation of KCSV further provides that a director shall not be personally liable to the corporation or its stockholders for money damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

Article VII of the amended and restated bylaws of KCSV provides that each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any proceeding because he or she is a person who is, was, or had agreed to become a director, officer, employee, agent or a delegate of KCSV or the legal representative of any of the foregoing, shall be indemnified and held harmless by KCSV to the fullest extent permitted under the DGCL. Article VII of the amended and restated bylaws further provides that expenses (including attorneys’ fees) incurred shall be paid by KCSV in advance of the final disposition of such proceeding upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by KCSV; provided, that in connection with a proceeding initiated by such person, KCSV shall pay said expenses in advance of final disposition only if such proceeding was authorized by the board of directors. If a claim or advancement of expenses, as the case may be, are not promptly paid in full by KCSV after a written claim or request, as applicable, has been received, the claimant may at any time thereafter bring suit against KCSV to recover the unpaid amount of the claim or the advancement of expenses.

Southern Industrial Services, Inc.

Certificate of Incorporation and Bylaws. Article Eleven of the amended certificate of incorporation of Southern Industrial Services, Inc. (“SIS”) provides that each person who at any time is, or shall have been, a director or officer of SIS, and who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of SIS, or served at the request of SIS as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by SIS against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such officer or director in connection with any such action, suit or proceeding to the full extent permitted by Delaware law. Article Twelve of the amended certificate of incorporation of SIS further provides that a director shall not be personally liable to the corporation or its stockholders for money damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

Article VII of the amended and restated bylaws of SIS provides that each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any proceeding because he or she is a person who is, was, or had agreed to become a director, officer, employee, agent or a delegate of SIS or the legal representative of any of the foregoing, shall be indemnified and held harmless by SIS to the fullest extent permitted under the DGCL. Article VII of the amended and restated bylaws further provides that expenses (including attorneys’ fees) incurred shall be paid by SIS in advance of the final disposition of such proceeding upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by SIS; provided, that in connection with a proceeding initiated by such person, SIS shall pay said expenses in advance of final disposition only if such proceeding was authorized by the board of directors. If a claim or advancement of expenses, as the case may be, are not promptly paid in full by SIS after a written claim or request, as applicable, has been received, the claimant may at any time thereafter bring suit against SIS to recover the unpaid amount of the claim or the advancement of expenses.

Veals, Inc.

Bylaws. Article VII of the amended and restated bylaws of Veals, Inc. (“Veals”) provides that each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any proceeding because he or she is a person who is, was, or had agreed to become a director, officer, employee, agent or a delegate of Veals or the legal representative of any of the foregoing, shall be indemnified and held harmless by Veals to the fullest extent permitted under the DGCL. Article VII of the amended and restated bylaws further provides that expenses (including attorneys’ fees) incurred shall be paid by Veals in advance of the final disposition of such proceeding upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Veals; provided, that in connection with a proceeding initiated by such person, Veals shall pay said expenses in advance of final disposition only if such proceeding was authorized by the board of directors. If a claim or advancement of expenses, as the case may be, are not promptly paid in full by Veals after a written claim or request, as applicable, has been received, the claimant may at any time thereafter bring suit against Veals to recover the unpaid amount of the claim or the advancement of expenses.

Pabtex, Inc.

Certificate of Incorporation and Bylaws. Article 9(a) of the certificate of incorporation of Pabtex, Inc. (“Pabtex”) provides that a director of Pabtex shall not be personally liable to Pabtex or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the DGCL. Article 9(b) of the certificate of incorporation of Pabtex further provides that Pabtex shall, to the fullest extent permitted by law, indemnify any and all officers and directors of Pabtex, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the board of directors, indemnify and advance expenses to any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities.

Article VII of the amended and restated bylaws of Pabtex provides that each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any proceeding because he or she is a person who is, was, or had agreed to become a director, officer, employee, agent or a delegate of Pabtex or the legal representative of any of the foregoing, shall be indemnified and held harmless by Pabtex to the fullest extent permitted under the DGCL. Article VII of the amended and restated bylaws further provides that expenses (including attorneys’ fees) incurred shall be paid by Pabtex in advance of the final disposition of such proceeding upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Pabtex; provided, that in connection with a proceeding initiated by such person, Pabtex shall pay said expenses in advance of final disposition only if such proceeding was authorized by the board of directors. If a claim or advancement of expenses, as the case may be, are not promptly paid in full by Pabtex after a written claim or request, as applicable, has been received, the claimant may at any time thereafter bring suit against Pabtex to recover the unpaid amount of the claim or the advancement of expenses.

Illinois Corporations

Illinois Business Corporation Act. Under Section 8.75(a) of the Illinois Business Corporation Act of 1983 (“ILBCA”), a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Under Section 8.75(b) of the ILBCA, in actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation under Section 8.75(c).

Under Section 8.75(g) of the ILBCA, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions Section 8.75 of the ILBCA.

Gateway Eastern Railway Company

Bylaws. Article VI of the amended and restated bylaws of Gateway Eastern Railway Company (“Gateway”) provides that Gateway shall indemnify each director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Gateway) by reason of the fact that he or she is or was a director, officer, employee or agent of Gateway, or is or was serving at the request of Gateway as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Gateway, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of Gateway, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Gateway shall indemnify each director, officer, employee and agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Gateway to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of Gateway, or is or was serving at the request of Gateway as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Gateway and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to Gateway unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite that adjudication of liability but in view of all the circumstances of the case, such director, officer, employee or agent is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Article VI of the amended and restated bylaws further provides that the determination of whether to indemnify such director, officer, employee or agent shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable but a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by Gateway in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount. If Gateway has paid indemnity or has advanced expenses to a director, officer, employee or agent, Gateway shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders’ meeting.

Missouri Corporations

General and Business Corporation Law of Missouri. Under Section 351.355(1) of the General and Business Corporation Law of Missouri (the “Missouri GBCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Under Section 351.355(2) of the Missouri GBCL, in the case of an action or suit by or in the right of the corporation, no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper. Under Section 351.355(3) of the Missouri GBCL, except as otherwise provided in the articles of incorporation or the bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections 1 and 2 of this section, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

Under Section 351.355(8) of the Missouri GBCL, a corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 351.355 of the Missouri GBCL.

The Kansas City Southern Railway Company

Certificate of Incorporation and Bylaws. Article Ten of the amended certificate of incorporation provides that KCSR shall indemnify directors and officers to the full extent permitted by Section 351.355 of the Missouri GBCL.

Article VII of the amended and restated bylaws of KCSR provide that KCSR shall indemnify and hold harmless any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of KCSR) by reason of the fact that he is or was a director, officer, employee or agent of KCSR, or is or was serving at the request of KCSR as a director, officer, employee or agent of another corporation partnership joint venture, trust or other enterprise, against expenses, losses, costs and damages (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of KCSR, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of KCSR, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. KCSR shall indemnify and hold harmless any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of KCSR to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of KCSR, or is or was serving at the request of KCSR as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of KCSR; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to KCSR unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Article VII of the amended and restated bylaws of KCSR provides that the determination whether to provide indemnification because the applicable standard of conduct set forth in the amended and restated bylaws of KCSR has been met shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders of KCSR, and in the case of an employee who is not a director or officer, such determination may be made by the general counsel of KCSR (or such officer serving in similar capacity). Article VII of the amended and restated bylaws of KCSR further provides that expenses may be paid by KCSR in advance of the final disposition of the action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by KCSR. KCSR may provide such further indemnity to any person who is or was a director, officer, employee or agent of KCSR, or is or was serving at the request of KCSR as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest, or willful misconduct. However, KCSR’s indemnity shall be reduced by any amounts such person may collect as indemnification (i) under any policy of insurance purchased and maintained by KCSR, or (ii) from such other corporation, partnership, joint venture, trust or other enterprise, or from insurance purchased by any of them.

Southern Development Company

Bylaws. Article VII of the amended and restated bylaws of the Southern Development Company (“SDC”) provides that SDC shall indemnify and hold harmless any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of SDC) by reason of the fact that he is or was a director, officer, employee or agent of SDC, or is or was serving at the request of SDC as a director, officer, employee or agent of another corporation partnership joint venture, trust or other enterprise, against expenses, losses, costs and damages (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of SDC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of SDC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. SDC shall indemnify and hold harmless any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of SDC to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of SDC, or is or was serving at the request of SDC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of SDC; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to SDC unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Article VII of the amended and restated bylaws of SDC provides that the determination whether to provide indemnification because the applicable standard of conduct set forth in the amended and restated bylaws of SDC has been met shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders of SDC, and in the case of an employee who is not a director or officer, such determination may be made by the general counsel of SDC (or such officer serving in similar capacity). Article VII of the amended and restated bylaws of SDC further provides that expenses may be paid by SDC in advance of the final disposition of the action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by SDC. SDC may provide such further indemnity to any person who is or was a director, officer, employee or agent of SDC, or is or was serving at the request of SDC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest, or willful misconduct. However, SDC’s indemnity shall be reduced by any amounts such person may collect as indemnification (i) under any policy of insurance purchased and maintained by SDC, or (ii) from such other corporation, partnership, joint venture, trust or other enterprise, or from insurance purchased by any of them.

Item 21. Exhibits and Financial Statement Schedules.

Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 22, 2015, among The Kansas City Southern Railway Company (“KCSR”), the Note Guarantors and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Morgan Stanley & Co. LLC (“Morgan Stanley”), as representatives of the underwriters listed therein, filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed on July 28, 2015 (File No. 1-4717), is incorporated herein by reference as Exhibit 1.1.

1.2	Underwriting Agreement, dated May 11, 2016, among Kansas City Southern (the “Company”), the Note Guarantors and J.P. Morgan Securities LLC (“JPM”), Merrill Lynch and Morgan Stanley, as representatives of the underwriters listed therein, filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed on May 17, 2016 (File No. 1-4717), is incorporated herein by reference as Exhibit 1.2.

3.1	Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on May 7, 2012 (File No. 1-4717), is incorporated herein by reference as Exhibit 3.1.

3.1.1	Amendments to the Kansas City Southern Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 5, 2014 (File No. 1-4717), is incorporated herein by reference as Exhibit 3.1.1.

Exhibit No.	Description

3.2	Amended and Restated Bylaws of the Company, as amended and restated on May 6, 2016, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on May 10, 2016 (File No. 1-4717), is incorporated herein by reference as Exhibit 3.2.

3.3	Amended Certificate of Incorporation of KCSR, filed as Exhibit 3.3 to the Company’s Registration Statement on Form S-4 filed on April 21, 2014 (File No. 333-195413), is incorporated herein by reference as Exhibit 3.3.

3.4	Amended and Restated Bylaws of KCSR, as adopted on May 18, 2009, filed as Exhibit 3.4 to the Company’s Registration Statement on Form S-4 filed on April 21, 2014 (File No. 333-195413), is incorporated herein by reference as Exhibit 3.4.

3.5	Articles of Incorporation of Gateway Eastern Railway Company, filed as Exhibit 3.5 to the Company’s Registration Statement on Form S-4 filed on April 21, 2014 (File No. 333-195413), is incorporated herein by reference as Exhibit 3.5.

3.6	Amended and Restated Bylaws of Gateway Eastern Railway Company, as adopted on July 1, 2008, filed as Exhibit 3.6 to the Company’s Registration Statement on Form S-4 filed on April 21, 2014 (File No. 333-195413), is incorporated herein by reference as Exhibit 3.6.

3.7	Certificate of Incorporation of The Kansas City Northern Railway Company, filed as Exhibit 3.7 to the Company’s Registration Statement on Form S-4 filed on April 21, 2014 (File No. 333-195413), is incorporated herein by reference as Exhibit 3.7.

3.8	Amended and Restated Bylaws of The Kansas City Northern Railway Company, as adopted on July 1, 2008, filed as Exhibit 3.8 to the Company’s Registration Statement on Form S-4 filed on April 21, 2014 (File No. 333-195413), is incorporated herein by reference as Exhibit 3.8.

3.9	Amended Certificate of Incorporation of Trans-Serve, Inc., filed as Exhibit 3.9 to the Company’s Registration Statement on Form S-4 filed on April 21, 2014 (File No. 333-195413), is incorporated herein by reference as Exhibit 3.9.

3.10	Amended and Restated Bylaws of Trans-Serve, Inc., as adopted on July 1, 2008, filed as Exhibit 3.10 to the Company’s Registration Statement on Form S-4 filed on April 21, 2014 (File No. 333-195413), is incorporated herein by reference as Exhibit 3.10.

3.11	Certificate of Incorporation of KCS Holdings I, Inc., filed as Exhibit 3.11 to the Company’s Registration Statement on Form S-4 filed on April 21, 2014 (File No. 333-195413), is incorporated herein by reference as Exhibit 3.11.

3.12	Amended and Restated Bylaws of KCS Holdings I, Inc., as adopted on July 1, 2008, filed as Exhibit 3.12 to the Company’s Registration Statement on Form S-4 filed on April 21, 2014 (File No. 333-195413), is incorporated herein by reference as Exhibit 3.12.

3.13	Certificate of Incorporation of KCS Ventures I, Inc., filed as Exhibit 3.13 to the Company’s Registration Statement on Form S-4 filed on April 21, 2014 (File No. 333-195413), is incorporated herein by reference as Exhibit 3.13.

3.14	Amended and Restated Bylaws of KCS Ventures I, Inc., as adopted on July 1, 2008, filed as Exhibit 3.14 to the Company’s Registration Statement on Form S-4 filed on April 21, 2014 (File No. 333-195413), is incorporated herein by reference as Exhibit 3.14.

3.15	Articles of Incorporation of Southern Development Company, filed as Exhibit 3.15 to the Company’s Registration Statement on Form S-4 filed on April 21, 2014 (File No. 333-195413), is incorporated herein by reference as Exhibit 3.15.

3.16	Amended and Restated Bylaws of Southern Development Company, as adopted on July 1, 2008, filed as Exhibit 3.16 to the Company’s Registration Statement on Form S-4 filed on April 21, 2014 (File No. 333-195413), is incorporated herein by reference as Exhibit 3.16.

Exhibit No.	Description

3.17	Amended Certificate of Incorporation of Southern Industrial Services, Inc., filed as Exhibit 3.17 to the Company’s Registration Statement on Form S-4 filed on April 21, 2014 (File No. 333-195413), is incorporated herein by reference as Exhibit 3.17.

3.18	Amended and Restated Bylaws of Southern Industrial Services, Inc., as adopted on July 1, 2008, filed as Exhibit 3.18 to the Company’s Registration Statement on Form S-4 filed on April 21, 2014 (File No. 333-195413), is incorporated herein by reference as Exhibit 3.18.

3.19	Certificate of Incorporation of Veals, Inc., filed as Exhibit 3.19 to the Company’s Registration Statement on Form S-4 filed on April 21, 2014 (File No. 333-195413), is incorporated herein by reference as Exhibit 3.19.

3.20	Amended and Restated Bylaws of Veals, Inc., as adopted on July 1, 2008, filed as Exhibit 3.20 to the Company’s Registration Statement on Form S-4 filed on April 21, 2014 (File No. 333-195413), is incorporated herein by reference as Exhibit 3.20.

3.21	Certificate of Incorporation of Pabtex, Inc., filed as Exhibit 3.21 to the Company’s Registration Statement on Form S-4 filed on April 21, 2014 (File No. 333-195413), is incorporated herein by reference as Exhibit 3.21.

3.22	Amended and Restated Bylaws of Pabtex, Inc., as adopted on July 1, 2008, filed as Exhibit 3.22 to the Company’s Registration Statement on Form S-4 filed on April 21, 2014 (File No. 333-195413), is incorporated herein by reference as Exhibit 3.22.

4.1	As permitted by Item 601(b)(4)(iii)(A) of Regulation S-K, KCS has not filed with this Registration Statement on Form S-4 certain instruments defining the rights of holders of long-term debt of KCS and its subsidiaries because the total amount of securities authorized under any of such instruments does not exceed 10% of the total assets of KCS and its subsidiaries on a consolidated basis. KCS agrees to furnish a copy of any such agreements to the SEC upon request.

4.2	2043 Notes Indenture, dated April 29, 2013, among KCSR, the Guarantors and U.S. Bank National Association, as trustee and paying agent, filed as exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 29, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.2.

4.2.1	First Supplemental Indenture, dated November 23, 2015, among KCSR, the Guarantors and the U.S. Bank National Association, as trustee and paying agent, filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on November 24, 2015 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.2.1.

4.2.2	Registration Rights Agreement, dated April 29, 2013, among KCSR, the Guarantors and JPM, Merrill Lynch and Morgan Stanley, filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on April 29, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.2.2.

4.2.3	Form of Rule 144A Restricted Global Note representing KCSR’s 4.30% Senior Notes due 2043, filed as Exhibit 4.2.2 to the Company’s Registration Statement on Form S-4 filed on April 21, 2014 (File No. 333-195413), is incorporated herein by reference as Exhibit 4.2.3.

4.2.4	Form of Regulation S Restricted Global Note representing KCSR’s 4.30% Senior Notes due 2043, filed as Exhibit 4.2.3 to the Company’s Registration Statement on Form S-4 filed on April 21, 2014 (File No. 333-195413), is incorporated herein by reference as Exhibit 4.2.4.

4.2.5	Form of Special Global Note representing KCSR’s 4.30% Senior Notes due 2043, filed as Exhibit 4.2.4 to the Company’s Registration Statement on Form S-4 filed on April 21, 2014 (File No. 333-195413), is incorporated herein by reference as Exhibit 4.2.5.

4.3	2020 KCSM Notes Indenture, dated May 3, 2013, between KCSM and U.S. Bank National Association, as trustee and paying agent, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 8, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.3.

Exhibit No.	Description

4.3.1	First Supplemental Indenture, dated November 23, 2015, between KCSM and U.S. Bank National Association, as trustee and paying agent, filed as Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on November 24, 2015 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.3.1.

4.3.2	2023 KCSM Notes Indenture, dated May 3, 2013, between KCSM and U.S. Bank National Association, as trustee and paying agent, filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 8, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.3.2.

4.3.3	First Supplemental Indenture, dated November 23, 2015, between KCSM and U.S. Bank National Association, as trustee and paying agent, filed as Exhibit 4.6 to the Company’s Current Report on Form 8-K filed on November 24, 2015 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.3.3.

4.3.4	Registration Rights Agreement, dated May 3, 2013, among KCSM, JPM, Merrill Lynch and Morgan Stanley, filed as exhibit 4.3 to the Company’s Current Report on Form 8-K filed on May 8, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.3.4.

4.3.5	Form of Rule 144A Restricted Global Note representing the 2.35% Senior Notes due 2020, filed as Exhibit 4.4.1 to the Registration Statement on Form S-4 for KCSM, filed on August 26, 2013 (File No. 333-190820), is incorporated herein by reference as Exhibit 4.3.5.

4.3.6	Form of Regulation S Restricted Global Note representing the 2.35% Senior Notes due 2020, filed as Exhibit 4.4.2 to the Registration Statement on Form S-4 for KCSM, filed on August 26, 2013 (File No. 333-190820), is incorporated herein by reference as Exhibit 4.3.6.

4.3.7	Special Global Note representing the 2.35% Senior Notes due 2020, filed as Exhibit 4.4.3 to the Registration Statement on Form S-4 for KCSM, filed on August 26, 2013 (File No. 333-190820), is incorporated herein by reference as Exhibit 4.3.7.

4.3.8	Form of Rule 144A Restricted Global Note representing the 3.0% Senior Notes due 2023, filed as Exhibit 4.5.1 to the Registration Statement on Form S-4 for KCSM, filed on August 26, 2013 (File No. 333-190820), is incorporated herein by reference as Exhibit 4.3.8.

4.3.9	Form of Regulation S Restricted Global Note representing the 3.0% Senior Notes due 2023, filed as Exhibit 4.5.2 to the Registration Statement on Form S-4 for KCSM, filed on August 26, 2013 (File No. 333-190820), is incorporated herein by reference as Exhibit 4.3.9.

4.3.10	Special Global Note representing the 3.0% Senior Notes due 2023, filed as Exhibit 4.5.3 to the Registration Statement on Form S-4 for KCSM, filed on August 26, 2013 (File No. 333-190820), is incorporated herein by reference as Exhibit 4.3.10.

4.4	2023 Notes Indenture, dated October 29, 2013, among KCSR, the Guarantors and U.S. Bank National Association, as trustee and paying agent, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 30, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.4.

4.4.1	First Supplemental Indenture, dated November 23, 2015, among KCSR, the Guarantors and U.S. Bank National Association, as trustee and paying agent, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 24, 2015 (File No. 1- 4717), is incorporated herein by reference as Exhibit 4.4.1.

4.4.2	Registration Rights Agreement, dated October 29, 2013, among KCSR, the Guarantors and JPM, Merrill Lynch and Morgan Stanley, filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on October 30, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.4.2.

Exhibit No.	Description

4.4.3	Form of Rule 144A Restricted Global Note representing KCSR’s 3.85% Senior Notes due 2023, filed as Exhibit 4.4.2 to the Company’s Registration Statement on Form S-4 filed on April 21, 2014 (File No. 333-195413), is incorporated herein by reference as Exhibit 4.4.3.

4.4.4	Form of Regulation S Restricted Global Note representing KCSR’s 3.85% Senior Notes due 2023, filed as Exhibit 4.4.2 to the Company’s Registration Statement on Form S-4 filed on April 21, 2014 (File No. 333-195413), is incorporated herein by reference as Exhibit 4.4.4.

4.4.5	Form of Special Global Note representing KCSR’s 3.85% Senior Notes due 2023, filed as Exhibit 4.4.2 to the Company’s Registration Statement on Form S-4 filed on April 21, 2014 (File No. 333-195413), is incorporated herein by reference as Exhibit 4.4.5.

4.5	2016 Notes Indenture, dated October 29, 2013, among KCSM and U.S. Bank National Association, as trustee and paying agent, filed as Exhibit 4.1 to KCSM’s Current Report on Form 8-K filed on October 30, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.5.

4.5.1	First Supplemental Indenture, dated November 23, 2015, between KCSM and U.S. Bank National Association, as trustee and paying agent, filed as Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on November 24, 2015 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.5.1.

4.5.2	Registration Rights Agreement, dated October 29, 2013, among KCSM and JPM, Merrill Lynch and Morgan Stanley, filed as Exhibit 4.2 to KCSM’s Current Report on Form 8-K filed on October 30, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.5.2.

4.5.3	Form of Rule 144A Restricted Global Note representing the Floating Rate Senior Notes due 2016, filed as Exhibit 4.7.2 to the Registration Statement on Form S-4 for KCSM, filed on November 7, 2013 (File No. 333-192179), is incorporated herein by reference as Exhibit 4.5.3.

4.5.4	Form of Regulation S Restricted Global Note representing the Floating Rate Senior Notes due 2016, filed as Exhibit 4.7.3 to the Registration Statement on Form S-4 for KCSM, filed on November 7, 2013 (File No. 333-192179), is incorporated herein by reference as Exhibit 4.5.4.

4.5.5	Special Global Note representing the Floating Rate Senior Notes due 2016, filed as Exhibit 4.7.4 to the Registration Statement on Form S-4 for KCSM, filed on November 7, 2013 (File No. 333-192179), is incorporated herein by reference as Exhibit 4.5.5.

4.6	2045 Notes Indenture, dated July 27, 2015, among KCSR, the Note Guarantors and U.S. Bank National Association, as trustee, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 28, 2015 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.6.

4.6.1	First Supplemental Indenture, dated July 27, 2015, among KCSR, the Note Guarantors and U.S. Bank National Association, as trustee, filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on July 28, 2015 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.6.1.

4.6.2	Second Supplemental Indenture, dated November 23, 2015, among KCSR, the Note Guarantors and U.S. Bank National Association, as trustee, filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on November 24, 2015 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.6.2.

4.6.3	Form of Note representing 4.950% Senior Notes due 2045 (included in Exhibit 4.6.1), filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on July 28, 2015 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.6.3.

4.7	Base Indenture, dated December 9, 2015, among KCS, the Note Guarantors and U.S. Bank National Association, as trustee, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 15, 2015 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.7.

Exhibit No.	Description

4.7.1	First Supplemental Indenture, dated December 9, 2015, among KCS, the Note Guarantors and U.S. Bank National Association, as trustee, filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on December 15, 2015 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.7.1.

4.7.2	Second Supplemental Indenture, dated December 9, 2015, among KCS, the Note Guarantors and U.S. Bank National Association, as trustee, filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on December 15, 2015 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.7.2.

4.7.3	Third Supplemental Indenture, dated December 9, 2015, among KCS, the Note Guarantors and U.S. Bank National Association, as trustee, filed as Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on December 15, 2015 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.7.3.

4.7.4	Fourth Supplemental Indenture, dated December 9, 2015, among KCS, the Note Guarantors and U.S. Bank National Association, as trustee, filed as Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on December 15, 2015 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.7.4.

4.7.5	Fifth Supplemental Indenture, dated December 9, 2015, among KCS, the Note Guarantors and U.S. Bank National Association, as trustee, filed as Exhibit 4.6 to the Company’s Current Report on Form 8-K filed on December 15, 2015 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.7.5.

4.7.6	Sixth Supplemental Indenture, dated December 9, 2015, among KCS, the Note Guarantors and U.S. Bank National Association, as trustee, filed as Exhibit 4.7 to the Company’s Current Report on Form 8-K filed on December 15, 2015 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.7.6.

4.7.7	Registration Rights Agreement, dated December 9, 2015, among KCS, the Note Guarantors, Citigroup Global Markets Inc., JPM, Merrill Lynch and Morgan Stanley, filed as Exhibit 4.8 to the Company’s Current Report on Form 8-K filed on December 15, 2015 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.7.7.

4.7.8	Seventh Supplemental Indenture, dated May 16, 2016, among the Company, the Note Guarantors and U.S. Bank National Association, as trustee, filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed on May 17, 2016 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.7.8.

4.7.9	Form of Note representing 3.125% Senior Notes due 2026 (included in Exhibit 4.7.8), filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed on May 17, 2016 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.7.9.

5.1*	Legal Opinion of White & Case LLP.

5.2*	Legal Opinion of Husch Blackwell LLP.

10.1	Form of Officer Indemnification Agreement, attached as Exhibit 10.1 to the Company’s Form 10-K for the year ended December 31, 2001, filed on March 29, 2002 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.1.

10.2	Form of Director Indemnification Agreement, attached as Exhibit 10.2 to the Company’s Form 10-K for the year ended December 31, 2001, filed on March 29, 2002 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.2.

10.3	Directors Deferred Fee Plan, adopted August 20, 1982, as amended and restated effective May 2, 2007, filed as Exhibit 10.3 to the Company’s Form 10-K for the year ended December 31, 2010, filed on February 9, 2011 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.3.

Exhibit No.	Description

10.4	Kansas City Southern 1991 Amended and Restated Stock Option and Performance Award Plan, as amended and restated effective as of August 7, 2007 (the “Amended 1991 Plan”), filed as Exhibit 10.2 to the Company’s Form 10-Q for the quarter ended September 30, 2007, filed on October 26, 2007 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.4.

10.4.1	First Amendment to the Kansas City Southern 1991 Amended and Restated Stock Option and Performance Award Plan, effective July 2, 2008, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on July 8, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.4.1.

10.4.2	Form of Non-Qualified Stock Option Award Agreement for employees under the Amended 1991 Plan, filed as Exhibit 10.8.2 to the Company’s Form 10-K for the year ended December 31, 2004, filed on March 30, 2005 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.4.2.

10.4.3	Form of Non-Qualified Stock Option Award Agreement for Directors under the Amended 1991 Plan, filed as Exhibit 10.8.3 to the Company’s Form 10-K for the year ended December 31, 2004, filed on March 30, 2005 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.4.3.

10.4.4	Form of Non-Qualified Stock Option Award agreement for employees under the Amended 1991 Plan (referencing threshold dates), filed as Exhibit 10.8.4 to the Company’s Form 10-K for the year ended December 31, 2004, filed on March 30, 2005 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.4.4.

10.4.5	Form of Restricted Shares Award Agreement (cliff vesting) under the Amended 1991 Plan, filed as Exhibit 10.5.6 to the Company’s Form 10-K for the year ended December 31, 2007, filed on February 15, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.4.5.

10.4.6	Form of Restricted Shares Award Agreement under the Amended 1991 Plan (applicable to restricted shares to be purchased), filed as Exhibit 10.8.7 to the Company’s Form 10-K for the year ended December 31, 2004, filed on March 30, 2005 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.4.6.

10.4.7	Form of Restricted Shares Award Agreement (consultants) under the Amended 1991 Plan, filed as Exhibit 10.5.9 to the Company’s Form 10-K for the year ended December 31, 2007, filed on February 15, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.4.7.

10.4.8	Form of Restricted Shares Award Agreement (executive plan) under the Amended 1991 Plan, filed as Exhibit 10.5.10 to the Company’s Form 10-K for the year ended December 31, 2007, filed on February 15, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.4.8.

10.5	Employment Agreement, dated February 19, 2015, between KCSR and Patrick J. Ottensmeyer filed as Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on February 23, 2015 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.5.

10.6	Kansas City Southern Executive Plan (Amended and Restated February 18, 2015), filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on February 23, 2015 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.6.

10.7	Kansas City Southern Annual Incentive Plan, as amended and restated as of March 10, 2016, filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 15, 2016 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.7.

10.8	English translation of concession title granted by the Secretaría de Comunicaciones y Transportes (“SCT”) in favor of Ferrocarril del Noreste, S.A. de C.V. (“FNE”), dated December 2, 1996, filed as Exhibit 10.10 to the Company’s Form 10-K for the year ended December 31, 2011, filed on February 8, 2012 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.8.

Exhibit No.	Description

10.8.1	English translation of amendment, dated February 12, 2001, filed as Exhibit 10.10.1 to the Company’s Form 10-K for the year ended December 31, 2011, filed on February 8, 2012 (File No. 1-4717), of concession title granted by SCT in favor of KCSM, formerly known as FNE, December 2, 1996, is incorporated herein by reference as Exhibit 10.8.1.

10.8.2	English translation of amendment no. 2, dated November 22, 2006, filed as Exhibit 10.10.2 to the Company’s Form 10-K for the year ended December 31, 2011, filed on February 8, 2012 (File No. 1-4717), of concession title granted by SCT in favor of KCSM, formerly known as FNE, December 2, 1996, amended February 12, 2001, is incorporated herein by reference as Exhibit 10.8.2.

10.9	Lease Agreement, originally dated June 26, 2001 and amended March 26, 2002, between KCSR and Broadway Square Partners LLP, filed as Exhibit 10.34 to the Company’s Form 10-K for the year ended December 31, 2001, filed on March 29, 2002 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.9.

10.10	Agreement to Forego Compensation between A. Edward Allinson and KCS, fully executed on March 30, 2001; Loan Agreement between A. Edward Allinson and KCS, fully executed on September 18, 2001; and the Promissory Note executed by the Trustees of The A. Edward Allinson Irrevocable Trust Agreement, dated June 4, 2001, Courtney Ann Arnot, A. Edward Allinson III and Bradford J. Allinson, Trustees, as Maker, and KCS, as Holder, filed as Exhibit 10.36 to the Company’s Form 10-K for the year ended December 31, 2002, filed on March 28, 2003 (File No. 1-4717), are incorporated herein by reference as Exhibit 10.10.

10.11	Agreement to Forego Compensation between Michael G. Fitt and KCS, fully executed on March 30, 2001; Loan Agreement between Michael G. Fitt and KCS, fully executed on September 7, 2001; and the Promissory Note executed by the Trustees of The Michael G. and Doreen E. Fitt Irrevocable Insurance Trust, Anne E. Skyes, Colin M-D. Fitt and Ian D.G. Fitt, Trustees, as Maker, and KCS, as Holder, filed as Exhibit 10.37 to the Company’s Form 10-K for the year ended December 31, 2002, filed on March 28, 2003 (File No. 1-4717), are incorporated herein by reference as Exhibit 10.11.

10.12	Transaction Agreement, dated December 1, 2005, among KCS, KCSR, Norfolk Southern Corporation and The Alabama Great Southern Railroad Company (the “Transaction Agreement”), filed as Exhibit 10.46 to the Company’s Form 10-K for the year ended December 31, 2005, filed on April 7, 2006 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.12.

10.12.1	Amendment No. 1 to the Transaction Agreement, dated January 17, 2006, filed as Exhibit 10.47 to the Company’s Form 10-K for the year ended December 31, 2005, filed on April 7, 2006 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.12.1.

10.12.2	Amendment No. 2 to the Transaction Agreement, dated May 1, 2006, filed as Exhibit 10.2 to the Company’s Form 10-Q for the quarter ended March 31, 2006, filed on May 9, 2006 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.12.2.

10.12.3	Limited Liability Company Agreement of Meridian Speedway, LLC, dated May 1, 2006, between the Alabama Great Southern Railroad Company and KCS, filed as Exhibit 10.3 to the Company’s Form 10-Q for the quarter ended March 31, 2006, filed on May 9, 2006 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.12.3.

10.12.4	Amendment No. 1 and Waiver to Limited Liability Company Agreement, dated August 12, 2011, among Meridian Speedway, LLC, KCS, KCS Holdings, Inc. and The Alabama Great Southern Railroad Company, filed as Exhibit 10.2 to the Company’s Form 10-Q for the quarter ended September 30, 2011, filed on October 21, 2011 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.12.4.

Exhibit No.	Description

10.13	Participation Agreement, dated August 2, 2006, among KCSR, KCSR Trust 2006-1 (acting through Wilmington Trust Company, as owner trustee) (“2006 Trust”), HSH Nordbank AG, New York Branch, Wells Fargo Bank Northwest, National Association, and DVB Bank AG, filed as Exhibit 10.4 to the Company’s Form 10-Q for the quarter ended September 30, 2006, filed on November 9, 2006 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.13.

10.13.1	Equipment Lease Agreement, dated August 2, 2006, between KCSR and the KCSR Trust 2006-1, filed as Exhibit 10.41 to the Company’s Form 10-Q for the quarter ended September 30, 2006, filed on November 9, 2006 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.13.1

10.14	Participation Agreement, dated September 27, 2007, among KCSR, KCSR 2007-1 Statutory Trust (acting through U.S. Bank Trust National Association, as owner trustee) (“2007 Trust”), U.S. Bank Trust National Association, GS Leasing (KCSR 2007-1) LLC, Wilmington Trust Company, and KfW, filed as Exhibit 10.51 to the Company’s Form 10-K for the year ended December 31, 2007, filed on February 15, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.14.

10.14.1	Equipment Lease Agreement, dated September 27, 2007, between KCSR and the KCSR 2007-1 Statutory Trust, filed as Exhibit 10.52 to the Company’s Form 10-K for the year ended December 31, 2007, filed on February 15, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.14.1.

10.15	Kansas City Southern 2008 Stock Option and Performance Award Plan (the “2008 Plan”) (amended and restated on February 18, 2015), filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on February 23, 2015 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.15.

10.15.1	Form of Non-Qualified Stock Option Award Agreement under the 2008 Plan, filed as Exhibit 10.47.1 to the Company’s Form 10-K for the year ended December 31, 2008, filed on February 17, 2009 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.15.1.

10.15.2	Form of Restricted Shares Award Agreement (cliff vesting) under the 2008 Plan, filed as Exhibit 10.47.2 to the Company’s Form 10-K for the year ended December 31, 2008, filed on February 17, 2009 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.15.2.

10.15.3	Form of Restricted Shares Award Agreement (graded vesting) under the 2008 Plan, filed as Exhibit 10.47.3 to the Company’s Form 10-K for the year ended December 31, 2008, filed on February 17, 2009 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.15.3.

10.15.4	Form of Restricted Shares Award Agreement under the 2008 Plan (applicable to restricted shares to be purchased), filed as Exhibit 10.47.4 to the Company’s Form 10-K for the year ended December 31, 2008, filed on February 17, 2009 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.15.4.

10.15.5	Form of Restricted Shares Award and Performance Shares Award Agreement under the 2008 Plan, filed as Exhibit 10.47.5 to the Company’s Form 10-K for the year ended December 31, 2008, filed on February 17, 2009 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.15.5.

10.15.6	Form of Restricted Shares Award Agreement (performance based vesting) under the 2008 Plan, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on September 17, 2010 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.15.6.

10.15.7	Form of Restricted Shares Award Agreement (Standard Form) under the 2008 Plan, filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on February 23, 2015 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.15.7.

10.15.8	Form of Restricted Shares Award Agreement (for use with the Executive Plan) under the 2008 Plan, filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on February 23, 2015 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.15.8.

Exhibit No.	Description

10.15.9	Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (United States Employees) under the 2008 Plan for the 2012 Long-Term Incentive Program, filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on February 27, 2012 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.15.9.

10.15.10	Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (Non-United States Employees) under the 2008 Plan for the 2012 Long-Term Incentive Program, filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on February 27, 2012 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.15.10.

10.15.11	Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (United States Employees) under the 2008 Plan for the 2013 Long-Term Incentive Program, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 27, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.15.11.

10.15.12	Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (Non-United States Employees) under the 2008 Plan for the 2013 Long-Term Incentive Program, filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 27, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.15.12.

10.15.13	Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (United States Employees) under the 2008 Plan for the 2014 Long-Term Incentive Program, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 26, 2014 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.15.13.

10.15.14	Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (Non-United States Employees) under the 2008 Plan for the 2014 Long-Term Incentive Program, filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 26, 2014 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.15.14.

10.15.15	Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (Employees) under the 2008 Plan for the 2015 Long-Term Incentive Program, filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 23, 2015 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.15.15.

10.15.16	Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (Independent Contractors) under the 2008 Plan for the 2015 Long-Term Incentive Program, filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on February 23, 2015 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.15.16.

10.15.17	Performance Share Award Agreement for David Starling dated February 18, 2015, under the 2008 Plan, filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on February 23, 2015 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.15.17.

10.15.18	Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (Employees) under the 2008 Plan for the 2016 Long-Term Incentive Program, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 25, 2016 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.15.18.

10.15.19	Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (Independent Contractors) under the 2008 Plan for the 2016 Long-Term Incentive Program, filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 25, 2016 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.15.19.

10.15.20	Form of Restricted Shares Award Agreement (Employees) under the 2008 Plan for the 2016 Stock Appreciation Incentive Plan, filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on February 25, 2016 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.15.20.

Exhibit No.	Description

10.15.21	For4m of Restricted Shares Award Agreement (Independent Contractors) under the 2008 Plan for the 2016 Stock Appreciation Incentive Plan, filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on February 25, 2016 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.15.21.

10.16	Participation Agreement (KCSR 2008-1), dated as of April 1, 2008, among KCSR, KCSR 2008-1 Statutory Trust (acting through U.S. Bank Trust National Association, not in its individual capacity, but solely as Owner Trustee) (“KCSR 2008-1 Statutory Trust”), U.S. Bank Trust National Association (only in its individual capacity as expressly provided therein), MetLife Capital, Limited Partnership (as Owners Participant), Wilmington Trust Company (as Indenture Trustee) and Export Development Canada (as Loan Participant), filed as Exhibit 10.2 to the Company’s Form 10-Q for the quarter ended March 31, 2008, filed on April 24, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.16.

10.16.1	Equipment Lease Agreement (KCSR 2008-1), dated as of April 1, 2008, between KCSR 2008-1 Statutory Trust (as Lessor) and KCSR (as Lessee), filed as Exhibit 10.3 to the Company’s Form 10-Q for the quarter ended March 31, 2008, filed on April 24, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.16.1.

10.17	Loan and Security Agreement, dated February 26, 2008, between KCSM and Export Development Canada, filed as Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended March 31, 2008, filed on April 24, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.17.

10.18	Loan Agreement, dated as of September 24, 2008, between KCSM and DVB Bank AG, filed as Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended September 30, 2008, filed on October 28, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.18.

10.19	English translation of the Employment Agreement, dated April 20, 2006, between KCSM and José Guillermo Zozaya Delano, filed as Exhibit 10.4 to the Company’s Form 10-Q for the quarter ended March 31, 2009, filed on April 30, 2009 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.19.

10.19.1	English translation of Amendment Agreement to the Individual Indefinite Employment Contract of April 20, 2006, dated May 27, 2009, between KCSM and José Guillermo Zozaya Delano, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on June 2, 2009 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.19.1.

10.20	Employment Agreement, dated August 15, 2008, between KCSR and Michael W. Upchurch, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on October 22, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.20.

10.20.1	Amendment to Employment Agreement dated December 17, 2012, between KCSR and Michael W. Upchurch, filed as Exhibit 10.28.1 to the Company’s Form 10-K for the year ended December 31, 2012, filed on February 4, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.20.1.

10.21	Employment Agreement, dated September 10, 2008, between KCSR and David Starling, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on September 15, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.

10.21.1	Addendum to Employment Agreement, dated June 28, 2010, among the Company, KCSR and David L. Starling, filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on June 29, 2010 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.1.

10.21.2	Amendment to Employment Agreement dated December 17, 2012, between KCSR and David L. Starling, filed as Exhibit 10.29.2 to the Company’s Form 10-K for the year ended December 31, 2012, filed on February 4, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.2.

10.21.3	Retention Agreement dated February 18, 2015, between the Company and David Starling, filed as Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on February 23, 2015 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.3.

Exhibit No.	Description

10.22	Employment Agreement, dated September 28, 2009, between KCSR and Mary K. Stadler, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on October 2, 2009 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.22.

10.22.1	Amendment to Employment Agreement dated December 17, 2012, between KCSR and Mary K. Stadler, filed as Exhibit 10.30.1 to the Company’s Form 10-K for the year ended December 31, 2012, filed on February 4, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.22.1.

10.23	Trackage Rights Agreement, dated February 9, 2010, between KCSM and Ferromex, filed as Exhibit 10.2 to the Company’s Form 10-Q for the quarter ended March 31, 2010, filed on April 27, 2010 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.23.

10.24	Form of Loan Agreement between General Electric Capital Corporation and KCSM, dated September 1, 2011, filed as Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended September 30, 2011, filed on October 21, 2011 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.24.

10.25	Financing Agreement dated as of February 21, 2012, between KCSR and the United States of America represented by the Secretary of Transportation acting through the Administrator of the Federal Railroad Administration, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 22, 2012 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.25.

10.26	Financing Agreement between The Texas-Mexican Railway Company and the Federal Railroad Administration, dated June 28, 2005, filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q, filed on August 15, 2005 (File No. 1-04717), are incorporated herein by reference as Exhibit 10.26.

10.26.1	Pledge Agreement between Mexrail, Inc. and the Federal Railroad Administration, and Guaranty of Mexrail, Inc. in favor of the Federal Railroad Administration, filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q, filed on August 15, 2005 (File No. 1-04717), are incorporated herein by reference as Exhibit 10.26.1.

10.27	Credit Agreement dated as of October 22, 2014, by and among KCSII, the Company, the other Guarantors, and The Bank of TokyoMitsubishi UFJ, Ltd, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 24, 2014 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.27.

10.28	Credit Agreement, dated December 9, 2015, among the Company, the guarantors party thereto, the various financial institutions and other persons from time to time parties thereto as lenders, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Citibank, N.A., as co-syndication agents and Merrill Lynch, JPM and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunning managers, filed as exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 15, 2015 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.28.

10.29	Employment Agreement, dated February 18, 2015, between KCSR and Jeffrey M. Songer, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 15, 2016 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.29.

10.30	Employment Agreement, dated July 13, 2015, between KCSR and Brian Hancock, filed as Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended March 31, 2016, filed on April 19, 2016 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.30.

10.31	Form of Restricted Shares Award Agreement, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 10, 2016 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.31.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

Exhibit No.	Description

21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K of the Company, filed on January 29, 2016).

23.1*	Consent of KPMG LLP.

23.2*	Consent of White & Case LLP (included as part of Exhibit 5.1).

23.3*	Consent of Husch Blackwell LLP (included as part of Exhibit 5.2).

24.1	Powers of Attorney (included on signature pages).

25.1*	Statement of Eligibility of Trustee on Form T-1.

99.1*	Form of Letter of Transmittal.

*	Filed herewith.

Item 22. Undertakings.

Each undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of KCS’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7)	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

8)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

9)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

10)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on May 17, 2016.

KANSAS CITY SOUTHERN

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	Chief Executive Officer and Director

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints David L. Starling and Patrick J. Ottensmeyer his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ David L. Starling	Chief Executive Officer and Director	May 17, 2016
David L. Starling

/s/ Patrick J. Ottensmeyer	President	May 17, 2016
Patrick J. Ottensmeyer

/s/ Michael W. Upchurch Michael W. Upchurch	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 17, 2016

/s/ Mary K. Stadler Mary K. Stadler	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 17, 2016

/s/ Robert J. Druten	Chairman of the Board and Director	May 17, 2016
Robert J. Druten

/s/ Lu M. Córdova	Director	May 17, 2016
Lu M. Córdova

/s/ Henry R. Davis	Director	May 17, 2016
Henry R. Davis

/s/ Antonio O. Garza, Jr.	Director	May 17, 2016
Antonio O. Garza, Jr.

/s/ Thomas A. McDonnell	Director	May 17, 2016
Thomas A. McDonnell

/s/ Rodney E. Slater	Director	May 17, 2016
Rodney E. Slater

/s/ David Garza Santos	Director	May 17, 2016
David Garza Santos

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on May 17, 2016.

THE KANSAS CITY SOUTHERN RAILWAY COMPANY

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	Chairman and Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints David L. Starling and Patrick J. Ottensmeyer his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ David L. Starling	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 17, 2016
David L. Starling

/s/ Patrick J. Ottensmeyer	President and Director	May 17, 2016
Patrick J. Ottensmeyer

/s/ Michael W. Upchurch Michael W. Upchurch	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	May 17, 2016

/s/ Mary K. Stadler Mary K. Stadler	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 17, 2016

/s/ Warren K. Erdman	Director	May 17, 2016
Warren K. Erdman

/s/ William J. Wochner	Director	May 17, 2016
William J. Wochner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on May 17, 2016.

GATEWAY EASTERN RAILWAY COMPANY

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	Chairman and Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints David L. Starling and Patrick J. Ottensmeyer his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ David L. Starling	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 17, 2016
David L. Starling

/s/ Warren K. Erdman	President and General Manager	May 17, 2016
Warren K. Erdman

/s/ Michael W. Upchurch	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	May 17, 2016
Michael W. Upchurch

/s/ Mary K. Stadler	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 17, 2016
Mary K. Stadler

/s/ Patrick J. Ottensmeyer	Director	May 17, 2016
Patrick J. Ottensmeyer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on May 17, 2016.

SOUTHERN DEVELOPMENT COMPANY

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints David L. Starling and Patrick J. Ottensmeyer his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ David L. Starling	President and Director (Principal Executive Officer)	May 17, 2016
David L. Starling

/s/ Michael W. Upchurch Michael W. Upchurch	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	May 17, 2016

/s/ Mary K. Stadler	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 17, 2016
Mary K. Stadler

/s/ Warren K. Erdman	Director	May 17, 2016
Warren K. Erdman

/s/ Patrick J. Ottensmeyer	Director	May 17, 2016
Patrick J. Ottensmeyer

/s/ William J. Wochner	Director	May 17, 2016
William J. Wochner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on May 17, 2016.

THE KANSAS CITY NORTHERN RAILWAY COMPANY

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints David L. Starling and Patrick J. Ottensmeyer his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ David L. Starling	President and Director (Principal Executive Officer)	May 17, 2016
David L. Starling

/s/ Michael W. Upchurch	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	May 17, 2016
Michael W. Upchurch

/s/ Mary K. Stadler	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 17, 2016
Mary K. Stadler

/s/ Patrick J. Ottensmeyer	Director	May 17, 2016
Patrick J. Ottensmeyer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on May 17, 2016.

TRANS-SERVE, INC.

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints David L. Starling and Patrick J. Ottensmeyer his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ David L. Starling	President and Director (Principal Executive Officer)	May 17, 2016
David L. Starling

/s/ Michael W. Upchurch	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	May 17, 2016
Michael W. Upchurch

/s/ Mary K. Stadler	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 17, 2016
Mary K. Stadler

/s/ Warren K. Erdman	Director	May 17, 2016
Warren K. Erdman

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on May 17, 2016.

KCS HOLDINGS I, INC.

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints David L. Starling and Patrick J. Ottensmeyer his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ David L. Starling	President and Director (Principal Executive Officer)	May 17, 2016
David L. Starling

/s/ Michael W. Upchurch	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	May 17, 2016
Michael W. Upchurch

/s/ Mary K. Stadler	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 17, 2016
Mary K. Stadler

/s/ Patrick J. Ottensmeyer	Director	May 17, 2016
Patrick J. Ottensmeyer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on May 17, 2016.

KCS VENTURES I, INC.

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints David L. Starling and Patrick J. Ottensmeyer his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ David L. Starling	President and Director (Principal Executive Officer)	May 17, 2016
David L. Starling

/s/ Michael W. Upchurch	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	May 17, 2016
Michael W. Upchurch

/s/ Mary K. Stadler	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 17, 2016
Mary K. Stadler

/s/ Patrick J. Ottensmeyer	Director	May 17, 2016
Patrick J. Ottensmeyer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on May 17, 2016.

SOUTHERN INDUSTRIAL SERVICES, INC.

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints David L. Starling and Patrick J. Ottensmeyer his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ David L. Starling	President and Director (Principal Executive Officer)	May 17, 2016
David L. Starling

/s/ Michael W. Upchurch Michael W. Upchurch	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	May 17, 2016

/s/ Mary K. Stadler	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 17, 2016
Mary K. Stadler

/s/ Warren K. Erdman	Director	May 17, 2016
Warren K. Erdman

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on May 17, 2016.

VEALS, INC.

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints David L. Starling and Patrick J. Ottensmeyer his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ David L. Starling	President and Director (Principal Executive Officer)	May 17, 2016
David L. Starling

/s/ Michael W. Upchurch Michael W. Upchurch	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	May 17, 2016

/s/ Mary K. Stadler Mary K. Stadler	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 17, 2016

/s/ Patrick J. Ottensmeyer	Director	May 17, 2016
Patrick J. Ottensmeyer

/s/ Warren K. Erdman	Director	May 17, 2016
Warren K. Erdman

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on May 17, 2016.

PABTEX, INC.

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints David L. Starling and Patrick J. Ottensmeyer his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ David L. Starling	President and Director (Principal Executive Officer)	May 17, 2016
David L. Starling

/s/ Michael W. Upchurch Michael W. Upchurch	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	May 17, 2016

/s/ Mary K. Stadler	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 17, 2016
Mary K. Stadler

/s/ Patrick J. Ottensmeyer	Director	May 17, 2016
Patrick J. Ottensmeyer

/s/ Warren K. Erdman	Director	May 17, 2016
Warren K. Erdman